                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Quantum Learning Systems, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                     N/A
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                       QUANTUM LEARNING SYSTEMS, INC.
                           1111 SW 17th Street
                           Ocala, Florida 34474



                NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON AUGUST 5, 1996



TO OUR SHAREHOLDERS:

     Notice is hereby given that Special Meeting of Shareholders (the Meeting") of QUANTUM LEARNING SYSTEMS, INC. (the Company"), a Nevada corporation, will be held at 2525 Coral Way, Third Floor, Miami, Florida 33129, on August 5, 1996, at 10:00 a.m., local time. A Proxy Card and a Proxy Statement for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

     1. The election of seven (7) directors to the Board of Directors of the Company, to serve until their resignation or removal from office, or until their respective successors are elected and qualified;

     2. The ratification and approval of the action of the Company's Board of Directors to effect the acquisition of a minimum of 65% and a maximum of 100% of the issued and outstanding shares of Corporacion Pipasa, S.A. and the simultaneous disposition of all present subsidiaries of the Company;

     3. Approval to amend the Company's Articles of Incorporation to increase the number of authorized common shares from 20,000,000 shares at $.001 par value to 60,000,000 shares at $.001 par value

     4. Approval of the change of the Company's name to Costa Rica International, Inc., or some derivation thereof;

     5. The ratification of T. Allan Walls, CPA as the Company's auditors for the fiscal year ended June 30, 1996; and

     6. Consideration of any matters which may properly come before the Meeting, or any adjournment thereof. At this time, the Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above or on any date or dates to which the Meeting may be adjourned. Only shareholders of record as of the close of business on July 1, 1996 are entitled to notice of and to vote at the Meeting. The stock transfer books of the Company will remain open. There is printed on the following pages a Proxy Statement to which your attention is invited. Please read it carefully.

     You are requested to fill in and sign the enclosed form of Proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The Proxy will not be used if you attend and vote at the Meeting in person.

                              By Order of the Board of Directors



                              James K. Isenhour, Chairman

Ocala, Florida
July 15, 1996



     YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE
NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN
THE ENCLOSED POSTAGE PREPAID, ADDRESSED ENVELOPE. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                           QUANTUM LEARNING SYSTEMS, INC.
                                1111 SW 17th Street
                               OCALA, FLORIDA 34474


                                 PROXY STATEMENT

                         SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 5, 1996


                            INTRODUCTORY STATEMENT

     This Proxy Statement and accompanying Proxy are furnished in connection with a solicitation of Proxies by the Board of CCR, Inc. (the Company") for use at the Special Meeting of Shareholders of the Company, to be held at 2525 Coral Way, Third Floor, Miami, Florida 33129, on August 5, 1996, at 10:00 a.m., local time, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders.

     Shareholders of record at the close of business on July 1, 1996 will be entitled to receive notice of and to vote at the meeting. Each share of common stock is entitled to one vote for each matter submitted to a vote at the meeting. Shares represented by executed and unrevoked Proxies will be voted in accordance with the specifications made thereon. If the enclosed form of Proxy is executed and returned, it nevertheless may be revoked by giving another Proxy or by letter or telegram directed to the Company. Any such revocation must show the shareholder's name and must be received prior to the commencement of the meeting in order to be effective. Additionally, any shareholder attending the meeting in person, who wishes to do so, may vote by ballot at the meeting, thereby canceling any Proxy previously given. Where no instructions are indicated, Proxies will be voted FOR" the nominees for directors indicated below and FOR" the proposals to be considered at the Special Meeting or any adjournment thereof. Proxy materials will be mailed to shareholders of record on or about July 15, 1996.

            VOTING SECURITIES, PRINCIPAL HOLDERS AND SECURITY
                          OWNERSHIP OF MANAGEMENT

     The approval of each of the proposals set forth in this Proxy Statement requires the affirmative vote of a majority of the shares actually voted on such proposal, except that the amendment to the Company's Articles of Incorporation requires the affirmative vote of a majority of shares entitled to be voted at the Meeting.

     All voting rights are vested exclusively in the holders of the Company's $.0001 par value common stock, with each share entitled to one vote. Only shareholders of record at the close of business on July 1, 1996 are entitled to notice of and to vote at the meeting and any adjournment thereof. As of March 30, 1996, the Company had 4,271,027 shares of common stock outstanding.

     The following sets forth the number of shares of the Registrant's $.0001 par value common stock beneficially owned by (i) each person who, as of June 30, 1995, was known by the Company to own beneficially more than five percent (5%) of its common stock, (ii) the individual Directors of the Registrant, and (iii) the Officers and Directors of the Registrant as a group.

Name and Address                  Amount and Nature                   Percent of
of Beneficial Owner            of Beneficial Ownership(1)(2)              Class
- --------------------------------------------------------------------------------

James K. Isenhour                          (3)                               (3)
1111 S.W. 17th Street
Ocala, Florida 34474

Walter S. Snead III                 500,001(4)                           11.5%
1111 S.W. 17th Street
Ocala, Florida 34474

David Miller                        458,334(4)                           10.5%
1111 S.W. 17th Street
Ocala, Florida 34474

Tanzee Nahas                               (3)                               (3)
1111 S.W. 17th Street
Ocala, Florida 34474

Seacoast Electric                   625,000(3)                           14.4%
1111 S.W. 17th Street
Ocala, Florida 34474

W.T. Young                          406,766(5)                            9.3%
8347 Up River Road
Corpus Christi, Texas 78409

Ram Financial Consultants           293,334                               6.7%
1111 S.W. 17th Street
Ocala, Florida 34474

Alfred E. Smith, IV(6)             -0-
20 Broad Street, 16th Floor
New York, New York 10005

A. Douglas Brown, Jr.(7)           -0-
1111 S.W. 17th Street
Ocala, Florida 34474

All Officers and Directors         1,125,001(8)                  25.9%
as a Group (four persons) (8)

- --------------------

     (1) All ownership is beneficial and of record except as specifically indicated otherwise.

     (2) Beneficial owners listed above have sole voting and investment power with respect to the shares shown unless otherwise indicated.

     (3) Mr. Isenhour and Ms. Nahas, who are husband and wife, own no shares of record but control Seacoast Electric, which is itself a shareholder of the Company. Their daughter, Taylar Isenhour, owns 66,667 shares, for which they disclaim any beneficial ownership.

     (4) Includes all shares owned individually by Mr. Snead and his wife (150,000 shares), in partnership with his son, Walter Snead IV (8,334 shares), and in partnership with David Miller, a former employee of Sentient (341,667 shares). Mr. Miller owns an additional 116,667 shares in his own name.

     (5) The children of E. Glen Young own an aggregate of approximately 4,300 shares for which Mr. Young disclaims any beneficial ownership. A daughter and two grandchildren of W.T. Young own a negligible amount of common stock in the Company, for which Mr. Young disclaims any beneficial ownership.

     (6) In May, 1994, Alfred E. Smith, IV received warrants to purchase 50,000 common shares of the Company at $.50 per share for a period of five years. In August, 1995, Mr. Smith received warrants to purchase an additional 50,000 common shares of the Company at $.10 per share for a period of five years. As of the date hereof, none of these warrants have been exercised.

     (7) In August, 1995, A. Douglas Brown, Jr. received warrants to purchase 100,000 common shares of the Company at $.10 per share for a period of five years. As of the date hereof, none of these warrants have been exercised.

     (8) Includes the common shares owned by Seacoast Electric, which is controlled by Mr. Isenhour and Ms. Nahas, but does not include the common shares owned by the Youngs, who are not officers or directors of the Company.

INFORMATION REGARDING THE COMPANY AND INCORPORATION BY REFERENCE

          This proxy statement is accompanied by a copy of its latest Annual Report and Form 10-QSB as of March 31, 1996. The Company hereby incorporates by reference its latest annual report on Form 10-KSB and all other reports since the end of the Company's fiscal year filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

                ACTION TO BE TAKEN UNDER THE PROXY

     Proxies in the accompanying form that are properly executed and returned will be voted at the Special Meeting in accordance with the instructions thereon. Any proxy upon which no instructions have been indicated with respect to a specific matter will be voted as follows with respect to such matter: (a) "FOR the election of the seven (7) persons named in this Proxy Statement as Management's nominees for election to the Board of Directors;
(b) "FOR" the approval and ratification of the acquisition of a minimum of 65% and a maximum of 100% of the issued and outstanding shares of Corporacion Pipasa, S.A. and the simultaneous disposition of all present subsidiaries of the Company; (c) "FOR amendment to the Company's Articles of Incorporation to increase the number of authorized common shares from 20,000,000 shares at $.001 par value to 60,000,000 shares at $.001 par value; (d) "FOR" amendment to the Company's Articles of Incorporation to change the name of the Company to "Costa Rica International, Inc." or some derivation thereof; (e) "FOR" the ratification of T. Allan Walls, CPA as the Company's independent public accountants for the fiscal year ended June 30, 1996; and (f) "FOR the transaction of any other business to come before the Meeting, in the discretion of the holders of such Proxies.

     Management knows of no other matters, other than those stated above, to be presented for consideration at the Meeting. If, however, any other matters properly come before the Meeting, the persons named in the enclosed proxy intend to vote such proxy in accordance with their judgement on such matters.
 The persons named in the enclosed proxy may also, if they deem it advisable, vote such proxy to adjourn the Meeting from time to time.

                      ELECTION OF DIRECTORS

     It is proposed that seven (7) of Directors be elected to the Board of Directors of the Company, each such Director to hold office until the next annual meeting of shareholders or until their successors are elected and qualified. Two of the nominees are current directors and three are new Directors who have been recommended by the management of the Company. The nominees for the Board of Directors are as follows:

CALIXTO CHAVES ZAMORA. Mr. Chaves is a candidate for the Board of Directors of the Company. He was the founder and President of Corporacion Pipasa, S.A. from its inception in 1969 to the present. He is also the founder and President of Aero Costa Rica, S.A., a private Costa Rican airline. He is currently on the Boards of Directors of Central American Oils and Derivatives, S.A., the Administrative Consultancy of CODESA (Costa Rican Development Corporation), and American Oleaginous Industry. From 1994 to 1996, he was a Board member of Cervacaria Americana, a private brewery. In 1994, he served as an advisor to the Ministry of Economic Business Affairs. From 1983 to 1985, he was a member of the Board of Directors of the Sugar Cane Agricultural League. From 1982 to 1986, he served in the Costa Rican Ministry of Industry, Energy and Mines and became the Minister of Natural Resources in 1986. From 1982 to 1986, he was a member of the Board of Directors of MINASA, a Costa Rican mining company. Mr. Chaves was the founder of the Chamber of Industries in the Costa Rican province of Heredia. From 1973 to 1974, he was President of the Board of Directors of Banco Nacional de Belen. He will devote a minimum of 40 hours per week to the affairs of the Company.

DR. OSCAR ARIAS SANCHEZ. Dr. Arias is a candidate for the Board of Directors of the Company. He was served in a number of political offices in Costa Rica during his career. From 1986 to 1990, he was the President of Costa Rica. He has also served in the Legislative Assembly of Costa Rica and as the Secretary-General of the National Liberation Party of Costa Rica. Since his term as President of Costa Rica, Dr. Arias has served on a number of international advisory boards and philanthropic organizations. He is the 1987 recipient of the Nobel Peace Prize. He also received the Martin Luther King Peace Prize in 1987. In 1989, he received the Albert Schweitzer Humanitarian Award. He has received a number of other awards and over twenty honorary doctorates from universities and colleges throughout the world. He has received medals from the countries of Columbia, Peru, Mexico, Spain, Argentina, and Honduras, as well as the Order of Malta from the Vatican. Dr. Arias is the author of numerous articles. He will devote such time as may be necessary to fulfill his obligations as an outside director of the Company.

DR. FEDERICO VARGAS PERALTA. Dr. Vargas is a candidate for the Board of Directors of the Company. He has served as a Professor of Economics and Social Sciences at the University of Costa Rica from 1963 to the present. Dr. Vargas has been involved in extensive political activities since 1974. From 1990 to 1994, he served as a Deputy in the Costa Rican Assembly. From 1993 to 1994, he was Chairman of the Legislative Section of the National Liberation Party of Costa Rica. Prior to 1990, Dr. Vargas held a number of political offices, including Ambassador of Costa Rica to the United States, Ambassador of Costa Rica to the Organization of American States, Counsellor to the President of Costa Rica in Finance and External Debt, with the rank of Minister, and Economics Advisor to the President of Costa Rica. His teaching activities included serving as the Chairman of Economists, Instituto de Investigaciones Economices, University of Costa Rica and Director of the Economics Department, School of Economics and Social Sciences, University of Costa Rica. Dr. Vargas serves on the Boards and advisory bodies of numerous charitable and educational organizations and is the author of a number of publications in economic and educational matters. He obtained his Bachelors in Business Administration from Nichols College in Massachusetts in 1954 and his PhD from the University of Costa Rica in 1967. He has also attended the Wharton School of Finance and Commerce at the University of Pennsylvania. He will devote such time as may be necessary to fulfill his obligations as an outside director of the Company.

LIC. JORGE M. QUESADA CHAVES. Mr. Quesada is a candidate for the Board of Directors of the Company. He has held numerous positions with Corporacion Pipasa, S.A. since 1985 and has been Executive Vice President since 1990. He has been a member of the Boards of Directors of Banco Fomento Agricola since 1991 and of Aero Costa Rica, S.A. since 1996. From 1987 to 1991, he was on the Board of Directors of Finianciere Belen, S.A. Mr. Quesada has conducted numerous seminars regarding marketing issues. He obtained his Licenciate in Business Administration, with emphasis on Public Accounting, from the University of Costa Rica in 1984. He will devote a minimum of 40 hours per week to the affairs of the Company.

LUIS J. LAUREDO. Mr. Lauredo is a candidate for the Board of Directors of the Company. From 1995 to the present, he has been the Director of the International Consulting Group for the law firm of Greenberg Traurig, of Miami, Washington, and New York. From 1994 to 1995, he was Executive Director of the Summit of the Americas, a non-profit organization. From 1992 to 1994, he was a Commissioner on the Florida Public Service Commission, as well as Chairman of the International Relations Committee of the National Association of Regulatory Utility Commissioners. From 1989 to the present, he has also been the owner of Occidental Aviation, of Miami. In his career, Mr Lauredo has held a number of positions in the banking industry. He has served on numerous advisory committees, including the Export-Import Bank of the U.S.
He has represented the President of the United States as special U.S. Ambassador to the inaugurations of the Presidents of Columbia, Venezuela, Brazil, and Costa Rica. He also served as a founding Director of the Hispanic Council on Foreign Affairs (Washington, D.C.). Mr. Lauredo received his B.A. from Columbia University in New York City and has attended the University of
Madrid in Spain and Georgetown University Law Center in Washington, D.C.   He
will devote such time as may be necessary to fulfill his obligations as an outside director of the Company.

ALFRED E. SMITH, IV. Mr. Smith has been a director of the Company since June 1, 1994. He was a partner of the New York Stock Exchange member firm of Adler, Coleman & Co., Inc. from 1979 to 1994. Since 1994, he has been with CMJ Partners, a New York Stock Exchange member firm. In September, 1994, Adler, Coleman & Co. sold the Adler, Coleman Clearing division to an unaffiliated third party. In February, 1995, the entity which acquired the Adler, Coleman Clearing division filed for bankruptcy protection under Chapter 11. Mr. Smith is a member of the Government Relations Committee of the New York Stock Exchange, Director and Secretary of the Alfred Emanuel Smith Memorial Foundation, Chairman of the Cardinal's Committee for the Laity-Wall Street Division, Director of the Center for Hope, a Trustee of St. Vincent's Hospital, and a Trustee of Iona Prep School. He is a member of the New York City Advisory Board of the Enterprise Foundation and the American Association of the Sovereign Military Order of Malta. He has received numerous awards for his charity and humanitarian work. Mr. Smith was educated at Villanova University.

JAMES K. ISENHOUR. Mr. Isenhour became a Director, Chairman and Chief Executive Officer of the Company in August of 1991. He was also President from 1991 to 1993. From 1985 to 1994, he was involved with Ram Financial Consultants, Inc., a private corporation which has extensive experience in securities related businesses. Mr. Isenhour is one of the founders of Cambridge Academy, currently a wholly-owned subsidiary of the Company. Mr. Isenhour has served on the school's Board of Directors since 1979. He was appointed as President of Cambridge in 1981 and served in this capacity until Tanzee Nahas, his wife and business partner and a Director of the Company, was appointed to fill the position.

     Mr. Isenhour is certified as a master electrician. He started an electrical contracting business at the age of 23. He went on to become a general contractor and developer of multi-family housing. He has been the Chief Executive Officer of Sea Coast Electric, Inc., a private family corporation, since 1981.

     It is the intention of the persons named in the accompanying form of Proxy to vote such Proxy FOR the election of the persons listed below, unless shareholders specifically indicate in their Proxies that they desire to abstain from voting for the electing of certain Directors to office. The Board of Directors does not contemplate that any nominee will be unable to serve as a Director for any reason, but if that should occur prior to the meeting, the Board of Directors reserves the right to substitute another person(s) of their choice as nominee(s). Each nominee must be approved by an affirmative vote of a majority of the quorum of the shares present and entitled to vote at the Special Meeting of Shareholders. The Board of Directors recommends that shareholders vote FOR the election of each nominee.

                              VOTING

     Pursuant to the terms of the Company's Articles of Incorporation every shareholder voting for the election of directors is entitled to one vote for each share. A shareholder may vote each share once for one nominee to each of the director positions being filled. A shareholder may not accumulate votes.

     The Board of Directors intends to vote the Proxies solicited by it
(other than Proxies in which the vote is withheld as to one or more nominees) for the seven candidates standing for election as directors nominated by the Board of Directors. If any nominee is unable to serve, the shares represented by all valid Proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time the Board of Directors knows of no reason why any nominee might be unavailable to serve.

            BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     With the exception of the Compensation Committee established solely to administer its compensation plan to third parties (which does not include Company executives) under its Form S-8 registration, the Company has no committees of the Board of Directors. All members of the

Board of Directors of the Company acted as the Executive Compensation Committee, participated in deliberations and made decisions concerning executive officer compensation during the course regular Board Meetings. This Compensation Committee, which is composed of three members of the Board of Directors, James K. Isenhour (Chairman), Tanzee Nahas, and A. Douglas Brown, Jr., had one meeting during the fiscal year ended June 30, 1995. No incumbent director of the Company attended fewer then seventy-five percent (75%) of total meetings of the Board of Directors. The Board of Directors conducted three meetings during the fiscal year ended June 30, 1995.

     The Directors and Executive Officers of the Company, their ages and present positions held in the Company are as follows:

NAME                            AGE             POSITION HELD
- ------------------------      -------     ---------------------------

James K. Isenhour               47        Chief Executive
                                          Officer, Chairman, President
                                          Treasurer and Director

Tanzee Nahas                    43        Secretary and Director

A. Douglas Brown, Jr.           52        Director

Alfred E. Smith, IV             44        Director

     The Company's Directors will serve in such capacity until the next annual meeting of the Company's shareholders and until their successors have been elected and qualified. The officers serve at the discretion of the Company's Directors. Other than James K. Isenhour and Tanzee Nahas, the Company's President and Director and Vice President and Director, respectively, being husband and wife, there are no familial relationships among the Company's officers and directors, nor are there any arrangements or understanding between any of the directors or officers of the Company or any other person pursuant to which any officer or director was or is to be selected as an officer or director.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934.

     Section 16(a) of the Securities Exchange Act of 1934 (the "34 Act") requires the Company's officers and directors and persons owning more than ten percent of the Company's Common Stock, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Additionally, Item 405 of Regulation S-K under the 34 Act requires the Company to identify in its Form 10-KSB and proxy statement those individuals for whom one of the above referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. Given these requirements, the Company has the following report to make under this section: All of the Company's officers or directors, and all persons owning more than ten percent of its shares have filed the subject reports on a timely basis during the past fiscal year.

                      EXECUTIVE ENUMERATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the Summary Compensation Table for the Chief Executive Officer and four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of the last completed fiscal year. No other compensation not covered in the following table was paid or distributed by the Company to such persons during the period covered. Employee Directors receive no additional compensation for service on the Board of Directors. In May, 1994, Mr. Smith, an outside Director, received warrants to purchase 50,000 common shares of the Company at $.50 per share, for a period of five years. On August 1, 1995, the Company approved the sale of 50,000 additional Warrants to Mr. Smith and a total of 100,000 Warrants to Mr. Brown, the other outside Director. Both Warrant packages are for five years, at an exercise price of $0.10 per share.
 The warrants may be exercised anytime from August 1, 1995 to August 1, 2000. As of the date hereof, no warrants have been exercised.

                          SUMMARY COMPENSATION TABLE


                   Annual Compensation                      Long Term Compensation
              -----------------------------         --------------------------------------
                                                          Awards                Payouts
                                                    ----------------------   -------------
                                                    Other
Name                                                Annual      Restricted   All
and                    Salary                       Compen-     Stock        LTIP Other
Principal              Compensation   Bonus         sation      Award(s)     Options/Payouts
Position       Year    ($)            ($ )          ($)         SARs(#)      ($)
- ---------     ------   -------------  ------      ----------   ------------  ----------------

James K.       1995         -0-        -0-         $24,350(2)       -0-           -0-
Isenhour(1)    1994         -0-        -0-           -0-            -0-           -0-
Chairman       1993         -0-        -0-           -0-            -0-           -0-
and President

Tanzee Nahas   1995        $26,000     -0-           (2)            -0-           -0-
Secretary(1)   1994         -0-        -0-           -0-            -0-           -0-
               1993         -0-        -0-           -0-            -0-           -0-

Walter S.      1995         -0-        -0-           -0-            -0-           -0-
Snead,III      1994        $27,500     -0-           -0-            -0-           -0-
Former         1993        $28,000     -0-           -0-            -0-           -0-
President


                                     9

                  Annual Compensation                       Long Term Compensation
               ----------------------------         --------------------------------------
                                                          Awards                Payouts
                                                    ----------------------   -------------
                                                    Other
Name                                                Annual      Restricted   All
and                    Salary                       Compen-     Stock        LTIP Other
Principal              Compensation   Bonus         sation      Award(s)     Options/Payouts
Position       Year    ($)            ($ )          ($)         SARs(#)      ($)
- ---------     ------   -------------  ------      ----------   ------------  ----------------

W.T. Young     1995         -0-        -0-           -0-            -0-           -0-
Officer of     1994        $67,600     -0-           -0-            -0-           -0-
Subsidiary     1993        $67,600     -0-           -0-            -0-           -0-
(formerly)

Glen Young     1995         -0-        -0-           -0-            -0-           -0-
Officer of     1994        $67,600     -0-           -0-            -0-           -0-
Subsidiary     1993        $67,600     -0-           -0-            -0-           -0-
(formerly)

Lee Berman     1995         -0-        -0-           -0-            -0-           -0-
Former         1994         -0-        -0-           -0-            -0-           -0-
Officer        1993        $55,080     -0-           -0-            -0-           -0-


 (1) On July 2, 1995 the Company entered into an agreement with SeaCoast Electric, Inc. (SCE) for management services. SCE is owned by the children of James K. Isenhour and Tanzee Nahas. The agreement calls for SCE to provide management, in the form of Chief Executive Officer and Chief Financial Officer, for all operations of all Company subsidiaries. In exchange, the Company shall pay SCE the sum of $150,000 for management services for each fiscal year. In additional, Cambridge Academy, a subsidiary of the Company, shall pay Tanzee Nahas an annual salary of $50,000 for her work as Director of Education. Any unpaid salary shall be eligible for the calculation of warrants to be issued. SCE agrees to its their fees as the Company and its subsidiaries funds may allow, from time to time, so as not to jeopardize the operations. In the event that at the end of the fiscal year SCE has not taken its entire fee, the Company shall issue a warrant for stock, with registration rights paid for by the Company, at the strike price of $0.10 per share. The number of shares shall be determined by the remaining unpaid management fee.

 (2) During the fiscal year, the Company paid $19,750 in management fees and related travel and expenses of $4,600 to SCE. SCE is owned by the children of James K. Isenhour and Tanzee Nahas.

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company has no Executive Compensation Committee as such for its officers and directors. During the last fiscal year, all members of the Board of Directors of the Company acted as the Executive Compensation Committee, participated in deliberations and made decisions concerning executive officer compensation. These decisions were made at regularly-called Board of Directors meetings and as a part of the agenda of such meetings. The Board of Directors of the Company is composed of James K. Isenhour, Tanzee Nahas, Alfred E. Smith, IV, and A. Douglas Brown, Jr.

     The Company has no retirement, pension or profit sharing plans covering its officers and directors, and does not contemplate implementing any such plan at this time.

        RATIFICATION AND APPROVAL OF PROPOSED ACQUISITION

SUMMARY OF THE ACQUISITION

     The following is a brief summary of certain information concerning the Acquisition. The summary is not intended to be complete, and shareholders who may have further questions are urged to ask the management of the Company.

THE PARTIES.

      Quantum Learning Systems, Inc.., a Nevada corporation (the Company), and Corporacion Pipasa, S.A. (Pipasa)., a Costa Rican corporation, and its shareholders are the parties to the transaction. Pipasa principal offices are located at Apdo. 22-4005 Belen, Costa Rica. The phone number is
(506)-293-4801.

THE TERMS.

     This transaction was planned as a tax-free exchange of common shares under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code") and analogous Costa Rican tax law such that Pipasa would become a wholly-owned subsidiary of the Company and the former shareholders of Pipasa would thereby own approximately 82.4% of the Company. This transaction will be accounted for as a pooling of interests. At the present time, approximately 65% of the shares of Pipasa would be exchanged for approximately 16,640,000 common shares of the Company. The Company expects to acquire up to the remaining approximate thirty-five 35% percent within the next twelve months. If this occurs, then an aggregate of 25,600,000 common shares of the Company will be exchanged for an aggregate of 100% of the capital stock of Pipasa. However, there can be no guarantee that the Company will exchange any additional shares beyond the approximately 65% to be exchanged at this time.

     In any case, however, the present exchange will give the Company effective control of Pipasa, and the current control shareholders of Pipasa would control both companies. The Company's name would be changed to "COSTA RICA INTERNATIONAL, INC," or some derivation thereof. At the same time as the initial shares of Pipasa have been exchanged for the shares of the Company, the Company will dispose of all present subsidiaries and assets of the Company by transferring these subsidiaries and assets to Seacoast Electric, a shareholder of the Company and a company controlled by Mr. James
K. Isenhour, the Company's current President, in exchange for 50,000 common shares of the Company, plus an indemnification from Mr. Isenhour and Seacoast Electric to indemnify and hold the Company harmless against any and all actions or liabilities resulting from the Company's past ownership of these subsidiaries and assets.

     The Company has decided to engage in the transaction with Pipasa to broaden the asset base and increase the value of the Company's shares as a result of acquiring a profitable business. None of the rights of any securities holders will be affected by this transaction. The securities of the Company to be issued in this transaction are common shares, which will have the same rights and privileges as all other common shares but will be restricted securities under the Securities Act of 1933, as amended. In regard to this transaction, the Company must obtain the approval of the shareholders to increase its authorized common shares and must file Articles of Amendment with the Secretary of State of Nevada. This filing must await the approval of the shareholders to the increase in authorized common shares. Representatives of the Company's accounting firm for the most recent fiscal year are expected to be present at the shareholders' meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

     As far as the Company's common share are concerned, both the high and low bid prices as of the date preceding public announcement of the transaction were $.53.

CORPORACION PIPASA, S.A.

     General

     The original operations of Corporacion Pipasa, S.A. began in 1969. However, the operations were in several Costa Rican corporations: Industrias Derivados de Polio, S.A.(Idepo, S.A.), Retisa, S.A., Servicios Multiples Pipasa (Semupi, S.A.), Avicola Chacara, S.A., Concentrados Belen, S.A., Empolladora Belen, S.A., Granja Avicola Monica, S.A., Planta Porcesadora de Aves, S.A., Grupo Pipasa, S.A., Productores de Huevo Fertil, S.A.(Probufe, S.A.), and El Pollucio, S.A. Effective January, 1991, all of these entities were merged into Akron, S.A., a Costa Rican corporation, which changed its name to Corporacion Pipasa, S.A. Pipasa has not been subject to any bankruptcy, receivership or similar proceeding.

     Narrative Description of the Business

      Pipasa is engaged in the production and marketing of poultry products. These poultry products are developed in thirty farms and two processing plants located through out Cost Rica. Pipasa's main market is within Costa Rica and the countries of El Salvador, Honduras, Nicaragua, and Columbia.

     It is the plan of Pipasa's management that the combined Company will continue to focus in the poultry business and will divest itself of any and all operations which are not consistent with this core business. Pipasa's management plans to expand the poultry operations by building additional hatcheries and processing plants through the use of additional capital which the combined Company would plan to seek through a public or private offering, through debt financing, or through internally generated profits., although at this point, no definitive plans have been made regarding such financing.

     In addition, the combined Company would seek, investigate and, if such investigation warrants, acquire controlling interest in business opportunities presented to it by persons or firms who are the poultry business and wish to seek the advantages of being acquired by the combined Company. The combined Company would restrict any acquisitions to the poultry business but would not restrict the geographical location of such business. The Company would be the surviving entity in each case.

     The Company may seek a merger candidate in the form of firms which are developing companies in need of expansion into markets, are seeking to develop new poultry product lines or services or are established, mature businesses.

     In seeking business opportunities, the management decision of the Company will be based upon the objective of seeking long-term appreciation in the value of the Company. Current income will be a significant factor in such decisions, although long-term appreciation of the operations will be the prime consideration.

     The first priority of the combined Company during the coming fiscal year will be to expand its existing markets and to penetrate viable, additional markets it may develop with its poultry products. However, such additional markets have not been finally determined at this time.

     Markets

     The combined Company's marketing plan is focused on existing national and international markets for its poultry products. This plan will be the primary focus for the Company during the coming fiscal year.

     During the past fiscal year, Pipasa's primary marketing has been through management's personal and corporate contacts. Commission sales representatives of Pipasa are also utilized in order to perform various marketing functions as may be required by Pipasa.

     Raw Materials

     Pipasa uses corn feed for its poultry operations. Therefore, raw materials are an important factor in Pipasa's operations. The cost of feed is a significant factor in determining the profitability of the poultry operations. At the present time, Pipasa believes that there is sufficient corn feed available at favorable prices to support its present operations.

     Customers and Competition

     The principal customers of Pipasa are the consumers of Pipasa's poultry products in the markets in which Pipasa sells its products. There are a number of companies which sell similar competing poultry products as those of Pipasa. At the present time, however, Pipasa has only one major competitor in its current market, As de Oros. Pipasa controls approximately 52% of the Costa Rican market, As de Oros controls approximately 23%, and the remainder of the market is divided up among very small operations, none of whom have a significant share of the market on an individual basis.

     To the extent that Pipasa is unable to interest consumers to accept its poultry products, Pipasa could have difficulty in either achieving its goals and objectives, or of remaining profitable. Pipasa believes that it has a viable segment of its market and does not foresee any negative material change in any of its current operations based upon competition. Nevertheless, Pipasa expects competition continue to be intense. The market for all of Pipasa's poultry products probably has limited barriers to entry for other competing operations, so that the competitive picture could change at any time. Consequently, the number of competitors could be substantial, although such is not the case at this point.

     Backlog

     At March 31, 1996, Pipasa had no backlogs.

     Employees

     At as of the date hereof, Pipasa had approximately 1,754 full-time employees, of whom 46 were in management and 212 were in administration. Pipasa's employees are not represented by any union or collective bargaining group, and there is no history of any labor problems, or disputes. Pipasa has the human resources at present to fulfill its current business plan but expects to hire additional employees in the future for expansion of its operations in the ordinary course of business.

     Proprietary Information

     Pipasa uses no material proprietary information in connection with its operations.

     Government Regulation

     The poultry hatcheries and processing plants are subject to regulation under Costa Rican law regarding cleanliness and health standards. Further, exports of Pipasa poultry products are regulated in the countries in which Pipasa makes sales. Such regulation is not considered to be burdensome on Pipasa or to have a material effect on Pipasa's ability to make a profit. Otherwise, Pipasa is not subject to any material governmental regulation or approvals.

     Research and Development

     Pipasa has spent $7,000 as of the six months ended March 31, 1996 in research and development.

     Environmental Compliance

     Pipasa is not subject to any material costs for compliance with any environmental laws in any jurisdiction in which it operates. However, in the future, Pipasa could become subject to material costs to comply with environmental laws in jurisdictions in which it does not now do business. At the present time, Pipasa cannot assess the potential impact of any such potential environmental regulation.

FINANCIAL STATEMENTS

     Enclosed are the audited financial statements of Pipasa for the fiscal year ended September 30, 1995 and unaudited financial statements for the six months ended March 31, 1996.

                            CORPORACION PIPASA, S.A.

                        CONSOLIDATED FINANCIAL STATEMENTS
                     AND ADDITIONAL INFORMATION REQUIRED BY
                     THE SECURITIES AND EXCHANGE COMMISSION

                      AS OF SEPTEMBER 30, 1995 AND 1994 AND
                     YEARS ENDED SEPTEMBER 30, 1995 AND 1994

                            CORPORACION PIPASA, S.A.
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                        Page
                                                                    ------------
Report of Independent Certified Public Accountants ......                 18

Consolidated Balance Sheets at September 30, 1995
    and 1994 ............................................               19 - 20

Consolidated Statements of Operations for the years
    ended September 30, 1995 and 1994 ...................                 21
Consolidated Statements of Stockholders' Equity for
    the years ended September 30, 1995 and 1994 .........               22 - 23

Consolidated Statements of Cash Flows for the years
    ended September 30, 1995 and 1994 ...................                 24

Notes to Consolidated Financial Statements ..............               25 - 34




Schedules:

I -  Schedule of Amounts Receivable from Related
       Parties at September 30, 1995 and 1994 ...........                 35

II - Schedule of Property, Plant and Equipment,
       September 30, 1995 ...............................                 36

III- Schedule of Property, Plant and Equipment,
       September 30, 1994 ...............................                 37

IV - Schedule of Accumulated Depreciation of Property,
      Plant and Equipment, September 30, 1995 ..........                  38

V -  Schedule of Accumulated Depreciation of Property,
      Plant and Equipment, September 30, 1994 ..........                  39

VI -  Schedule of Short-Term Borrowings at September 30, 1995
       and 1994 .........................................                 40

Other schedules have not been filed because the conditions requiring the filing do not exist or the required information is given in the consolidated financial statements, including the notes thereto.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors of Corporacion PIPASA, S.A.

We have audited the consolidated balance sheet of Corporacion PIPASA, S.A. as of September 30, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended.
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Corporacion PIPASA, S.A. at September 30, 1995 and 1994, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The supplementary information in Schedules I through VI are presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position, results of operations, and cash flows of the individual companies. Such information has been subjected to the auditing procedures applied in the audits of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.



T. Alan Walls, CPA, P.C.
Johnson City, Tennessee

June 6, 1996

                           CORPORACION PIPASA, S.A.
                                 BALANCE SHEET
                          SEPTEMBER 30, 1995 AND 1994




    ASSETS                                        1995            1994
                                             --------------   --------------
Current assets:
  Cash and cash equivalents                    $ 2,042,399       $1,368,111
  Investments - Available for Sale                      --           14,500
  Notes receivable  (Note 3)                       112,879          399,585
  Accounts receivable, net  (Note 4)             4,222,544        3,613,141
  Inventories, net  (Note 5)                     5,984,909        6,856,902
  Due From Related Parties                         210,996          455,713
  Prepaid expenses  (Note 6)                       152,289          245,202
                                             --------------   --------------
      Total current assets                      12,726,016       12,953,154

  Investments - Held to Maturity  (Note 7)       1,524,023        1,147,334
  Property, Plant & equipment, net  (Note 8)    28,754,560       26,679,042
  Forestry rights                                  657,961          554,227
  Copyrights, trademarks, goodwill, net            151,410          138,515
  Guarantee deposits                               145,872          133,506
  Deferred charges, net                                --            86,483
  Other assets  (Note 16)                           89,979          374,339
  Due From Related Parties  (Note 19)            1,850,433        1,075,314
                                             --------------   --------------

      Total assets                           $  45,900,254    $  43,141,914
                                             --------------   --------------
                                             --------------   --------------

    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Bank overdrafts  (Note 9)                            --           227,615
  Notes payable  (Note 10)                       9,159,313        7,719,767
  Accounts payables  (Note 11)                   3,682,199        3,375,237
  Allowance for Christmas bonus                    371,800          479,334
  Allowance for severance pay  (Note 12)            63,858          210,584
  Accumulated expenses                             653,022          735,661
  Estimated income tax  (Note 12)                   87,005           23,531
                                             --------------    --------------
    Total current liabilities                   14,017,197       12,771,729

Long term liabilities:
  Long term accounts payable                        14,480           14,361
  Long term notes payable  (Note 10)             2,383,500        3,406,361
                                             --------------   --------------

    Total long term liabilities                  2,397,980        3,420,722
                                             --------------   --------------

      Total liabilities                         16,415,177       16,192,451


         See accompanying notes to consolidated financial statements.

                           CORPORACION PIPASA, S.A.
                                 BALANCE SHEET
                          SEPTEMBER 30, 1995 AND 1994
                                  (CONTINUED)



                                                    1995          1994
Stockholders' equity:                          ------------  ------------

Common stock, authorized and issued
  2,500,000 shares of $7.11                     17,769,881    17,769,881

Titulos de Capital, common and nominal
  1,500,000 certificates of a par value
  of $6.64 each, which can be issued in
  certificates of six shares ($0.34 without
  the effect of the capitalization of
  assets revaluation) (Note 18, 21)                505,511           --

Preferred nominal shares class "c" 186,431
  shares issued (113,736 in 1994) which
  bear a fixed dividend of 10% per year of
  a par value of $6.18 ($6.81 in 1994) each
 (Note 21, 22)                                   1,151,491       774,769

Preferred nominal shares class "c" 131,400
  shares issued, which bear an annual
  dividend equal to the interbank rate
  published  by the Central Bank of Costa
  Rica, revisable and adjustable every month,
  plus two additional points, of a par value       853,948       853,948
  of $6.50 each  (Note 21, 22)

Additional paid-in capital                              --       435,091
Legal reserve  (Note 18)                           518,884       371,306
Foreign currency translation adjustment            437,498        42,914
Retained earnings                                8,247,864     6,701,554
                                               ------------  ------------

    Total stockholders' equity                  29,485,077    26,949,463
                                               ------------  ------------

  Total liabilities and stockholders' equity   $45,900,254   $43,141,914
                                               ------------  ------------
                                               ------------  ------------


         See accompanying notes to consolidated financial statements.

                           CORPORACION PIPASA, S.A.
                            STATEMENTS OF EARNINGS
                 FOR THE YEARS ENDED SEPTEMBER 30, 1995 AND 1994



                                                    1995          1994
                                              -------------    ------------
Net Sales                                      $57,396,036     $54,857,693
Less: Cost of sales                            (40,198,185)    (39,596,226)
                                              -------------    ------------
    Gross profit                                17,197,851      15,261,467

Operating expenses:
  Selling                                        6,265,603       5,703,960
  Export                                           143,963         206,925
  General and administrative                     4,916,216       4,113,704
                                              -------------    ------------

    Total operating expenses                    11,325,782      10,024,589
                                              -------------    ------------
Operating Profit                                 5,872,069       5,236,878

Other income  (Note 14)                          1,224,590       1,112,372
Other expenses  (Note 15)                        3,255,691       3,082,396
                                              -------------    ------------

  Net earnings before income taxes               3,840,968       3,266,854

    Estimated income tax                           230,618         131,493
                                              -------------    ------------

    Net earnings                               $ 3,610,350     $ 3,135,361
                                              -------------    ------------
                                              -------------    ------------

Earnings per share


         See accompanying notes to consolidated financial statements.

                            CORPORACION PIPASA, S.A.
                       STATEMENT OF STOCKHOLDERS' EQUITY
                         SEPTEMBER 30, 1995 AND 1994


                                                   Capital Stock             Preferred Shares          Titulos de Capital
                                             -------------------------  --------------------------  ------------------------
                                              Number of                  Number of                    Number of
                                                Shares        Amount       Shares        Amount         Shares      Amount
                                             -----------  ------------  -----------  ------------   ------------  ----------
Balance: September 30,  1993                  2,500,000    $17,769,881      53,034     $  381,952         --       $   --
Transferred from stock-
  holders' contributions for
  future capital increases                       --            --          190,141      1,233,413         --           --
Capitalization of additional
  paid-in capital                                --            --            1,961         13,352         --           --
Increase during the year                         --            --             --             --           --           --
Transfer retained earnings                       --            --             --             --           --           --
Foreign currency translation                     --            --             --             --           --           --
Add, net earnings                                --            --             --             --           --           --
Add, prior period adjustment                     --            --             --             --           --           --
Less, dividends paid                             --            --             --             --           --           --
                                             -----------  ------------  -----------  ------------   ------------  ----------

Balance: September 30,  1994                  2,500,000    $17,769,881     245,136     $1,628,717         --       $   --

Transferred from stock-
  holders' contributions
  for future capital increases                   --            --          72,695         376,722         --           --
Capitalization of retained
  earnings                                       --            --             --                      1,500,000      505,511
Increase during the year                         --            --             --             --           --           --
Decreases during the year                        --            --             --             --           --           --
Transfer retained earnings                       --            --             --             --           --           --
Foreign currency translation                     --            --             --             --           --           --
Add, net earnings                                --            --             --             --           --           --
Add, prior period adjustment                     --            --             --             --           --           --
Less, dividends paid                             --            --             --             --           --           --
                                             -----------  ------------  -----------  ------------   ------------  ----------

Balance: September 30, 1995                   2,500,000  $17,769,881      317,831      $2,005,439     1,500,000     $505,511
                                             -----------  ------------  -----------  ------------   ------------  ----------
                                             -----------  ------------  -----------  ------------   ------------  ----------

         See accompanying notes to consolidated financial statements.

                                CORPORACION PIPASA, S.A.
                            STATEMENT OF STOCKHOLDERS' EQUITY
                              SEPTEMBER 30, 1995 AND 1994
                                     (CONTINUED)


                                       Additional              Foreign                    Total
                                        Paid-in      Legal     Currency     Retained   Stockholders'
                                        Capital     Reserve   Translation   Earnings      Equity
                                      ------------ --------- ------------- ---------- ---------------
Balance: September 30, 1993            $1,193,042   $227,903  $  --        $5,204,876   $24,777,654
Transferred  from stock-
  holders' contributions for
  future capital increases             (1,233,413)     --        --            --            --
Capitalization of additional
  paid-in capital                         (13,352)     --        --            --            --
Increase during the year                  488,814      --        --            --           488,814
Transfer from retained
earnings                                     --      143,403     --          (143,403)       --
Foreign currency translation                 --        --      42,914          --
Add, net earnings                            --        --        --         3,135,361     3,135,361
Add, prior period adjustment                 --        --        --             5,069         5,069
Less, dividends paid                         --        --        --        (1,500,349)   (1,500,349)
                                      ------------ --------- ------------- ---------- ---------------

Balance: September 30, 1994              $435,091   $371,306  $42,914      $6,701,554   $26,949,463

Transferred from stock-
  holders' contributions for
  future capital increases               (376,722)      --       --            --             --
Capitalization of retained
  earnings                                   --         --       --          (505,511)        --
Increase during the year                    3,154       --       --            --             3,154
Decreases during the year                 (61,523)      --       --            (3,571)      (65,094)
Transfer from retained earnings              --      147,578     --          (147,578)        --
Foreign currency translation                 --         --     394,584         --           394,584
Add, net earnings                            --         --       --         3,610,350     3,610,350
Add, prior period adjustment                 --         --       --             7,216         7,216
Less, dividends paid                         --         --       --        (1,414,596)   (1,414,596)
                                      ------------ --------- ------------- ---------- ---------------
Balance: September 30, 1995             $    --     $518,884  $437,498     $8,247,864   $29,485,077
                                      ------------ --------- ------------- ---------- ---------------
                                      ------------ --------- ------------- ---------- ---------------


         See accompanying notes to consolidated financial statements.

                             CORPORACION PIPASA, S.A.
                             STATEMENT OF CASH FLOWS
                 FOR THE YEARS ENDED SEPTEMBER 30, 1995 AND 1994


                                                    1995               1994
                                                ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net earnings for the year                       $3,610,350        $3,135,361
 Adjustments to reconcile net earnings to cash
  provided by operating activities:               1,275,566         1,242,884
    Depreciation and amortization
    (Increase) decrease in:
      Accounts receivable                          (609,403)       (1,016,552)
      Inventories                                   871,993           117,805
      Other assets                                  370,843          (307,125)
      Prepaid expenses                               92,913           (23,101)
    Increase (decrease) in:
      Accounts payable                              307,081        (2,089,559)
      Accrued expenses                              (82,639)          197,139
      Estimated income taxes                         63,474          (132,586)
      Allowance for Christmas Bonus                (107,534)           50,919
      Allowance for severance pay                  (146,726)           15,025
                                                ------------      ------------
 Net cash provided by operating activities        5,645,918         1,190,210

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment             (3,635,975)       (2,541,108)
  Proceeds from sale of property and
    equipment                                       319,934            91,265
  Purchase of long term investments                (154,779)         (277,984)
  Proceeds from sale of long term
investments                                         323,310              --
  Loans to shareholders                          (1,550,732)       (1,909,938)
  Collection of loans to shareholders               763,937         1,275,869
  Advances on notes receivable                     (510,768)         (877,949)
  Collection of notes receivable                    594,328           500,819
  Forestry rights                                  (103,734)         (138,292)
  Copyrights                                        (12,895)          (27,871)
  Deposits                                          (12,366)          (79,642)
  Translation adjustment                            406,602              --
                                                ------------      ------------
 Net cash (used) by financing activities         (3,573,138)       (3,984,831)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable                    17,801,915         8,483,779
  Principle payments on long-term debt and
    notes payable                               (15,777,570)       (4,375,469)
  Dividends paid                                 (1,414,596)       (1,500,349)
  Bank overdrafts                                  (227,615)         (134,588)
  Translation adjustment                         (1,607,660)         (428,196)
                                                ------------      ------------
 Net cash (used) by investing activities         (1,225,526)        2,045,177
                                                ------------      ------------

Net increase (decrease) in cash                     674,288          (749,444)

Cash balance, at the beginning of the year        1,368,111         2,117,555
                                                ------------      ------------
Cash balance, at the end of the year             $2,042,399        $1,368,111
                                                ------------      ------------
                                                ------------      ------------


         See accompanying notes to consolidated financial statements.

                            CORPORACION PIPASA, S.A.
                   Notes to Consolidated Financial Statements
                           September 30, 1995 and 1994


NOTE 1 - ORGANIZATION

On January  7, 1991 Akron, S.A. merged with the following  Corporations:
Industrias Derivados de Pollo, S.A. (Idepos S.A.), Retisa, S.A., Servicios Multiple PIPASA (Semupi, S.A.), Avicola Chacara, S.A., Concentrados Belen, S.A., Empolladora Belen, S.A., Granja Avicola Monica, S.A., Planta Procesadora de Aves, S.A., Grupo PIPASA, S.A., Productores de Huevo Fertil, S.A. (Prohufe, S.A.) and El Polluelo, S.A. prevailing the name of the Company as Akron, S.A. Sometime afterwards the articles of incorporation were amended and the Company's name was switched to Corporacion PIPASA, S.A. The Corporation is domiciled in La Ribera district, Belen county Heredia province, Republic of Costa Rica.

Although Corporacion PIPASA, S.A. was formed on January 7, 1991, the necessary legal documents were signed on February 15, 1991. Settlement of the accounts for the merger was taken on January 31, 1991.

The main line of business of the Company is the production and marketing of poultry products. The principal activities of the Company are conducted within Costa Rica.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of Coporacion PIPASA, S.A. and its wholly-owned subsidiary, Rincon de los Toros, S.A. Rincon de los Toros, S.A. is an inactive Company. All significant intercompany transactions and balances have been eliminated.

CASH AND CASH EQUIVALENTS - The Company considers all liquid investments with original maturities of three months or less to be cash equivalents.

DEPRECIATION, MAINTENANCE AND REPAIRS - Depreciation is provided by the straight-line method. Estimated useful lives for depreciation purposes are as follows:
          Buildings                   10 - 30 years
          Machinery and equipment      5 - 10 years
          Production equipment         5 - 10 years
          Furniture and fixtures       3 - 10 years

Maintenance and repairs which do not prolong the useful life of an asset are expensed as incurred.

AMORTIZATION - Amortization of intangible assets which include copyrights, royalties and goodwill is provided by the straight-line method. Estimated useful lives for amortization purposes are as follows:
          Goodwill         5 - 10 years
          Royalties        5 - 10 years
          Copyrights       5 - 10 years

                            CORPORACION PIPASA, S.A.
                   Notes to Consolidated Financial Statements
                           September 30, 1995 and 1994
                                   (continued)

CAPITALIZED ADVERTISING COSTS - Advertising and re-launching of Company products are capitalized and amortized to expense over one year. Advertising signs are loaned to customers and remain the property of the Company. The signs are capitalized and amortized on the straight-line method over their estimated useful lives. All other forms of advertising are charged to expense as incurred. Advertising expense amounted to $260,534 and $273,166 for the years ended September 30, 1995 and 1994, respectively.

ESTIMATES - Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expenses. Actual results could vary from the estimates that were assumed in preparing the financial statements.

MARKETABLE SECURITIES - Held-to-maturity securities are recorded as non-current assets and reclassified to current assets when maturity is within the next year. Available-for-sale securities are either (1)recorded as current assets because they represent an excess of available funds and, even though management has no current plans to dispose of them, it can sell them at any time at its option or
(2) classified as current and non-current based on management's plans to dispose of them. Trading securities are classified as current assets.

INVENTORY - Inventory is recorded at the lower of cost or market. Cost is determined using the weighted average method for all inventories.


NOTE 3 - NOTES RECEIVABLE

Notes receivable at September 30, are summarized as follows:

                                                  1995                  1994
                                               ----------           -----------
Commercial                                     $  112,879           $   399,585
                                               ----------           -----------

    Notes Receivable                           $  112,879           $   399,585
                                               ----------           -----------
                                               ----------           -----------


NOTE 4 - ACCOUNTS RECEIVABLE

Short term accounts receivable at September 30, are detailed as follows:
                                                    1995              1994
                                               -------------      ------------
Commercial                                     $   4,040,809      $  3,512,193
Officers and employees                                51,125            24,338
Others                                               308,783           205,021
                                               -------------      ------------
                                                   4,400,717         3,741,552

Allowance for doubtful accounts                (     178,173)     (    128,411)
                                               -------------      ------------

Accounts Receivable                            $   4,222,544      $  3,613,141
                                               -------------      ------------
                                               -------------      ------------

NOTE 5 - INVENTORIES

Inventories at September 30, are detailed as follows:

                                          1995                  1994
                                     -------------         -------------
Finished products                    $   1,079,915         $   1,245,394
Production poultry                       3,077,024             3,040,699
Materials and supplies                   1,085,012             1,078,147
Raw materials                            1,125,653             1,363,786
In-transit                                  47,455               602,481
Others                                       1,262                    --
                                     -------------         -------------
                                         6,416,321             7,330,507
Allowance for renewal
  of production poultry               (    431,412)         (    473,605)
                                     -------------         -------------

    Inventories                      $   5,984,909         $   6,856,902
                                     -------------         -------------
                                     -------------         -------------


NOTE 6 - PREPAID EXPENSES

Prepaid expenses at September 30, are summarized as follows:

                                            1995                  1994
                                        -----------           -----------
Prepaid insurance                       $    57,736           $    49,071
Prepaid interest                             42,150                48,804
Vehicles rights and taxes                     5,528                 6,630
Prepaid rent                                 32,318                41,199
Others                                       14,557                99,498
                                        -----------           -----------

    Prepaid Expenses                    $   152,289           $   245,202
                                        -----------           -----------
                                        -----------           -----------


NOTE 7 - INVESTMENTS - HELD TO MATURITY

Long term investments at cost at September 30, are detailed as follows:

                                            1995                  1994
                                       ------------          ------------
Cerveceria Americana, S.A. (9%
    ownership)                         $  1,162,064          $  1,088,462
Lineas Aereas Costarricense, S.A.             1,263                 1,263
Club Campestre Espanol                        2,173                 2,173
Hotel Fiesta de Playa Shares                 33,557                33,557
Certificates of Deposit                      13,487                15,787
Others                                      311,479                 6,092
                                       ------------          ------------

    Long Term Investments              $  1,524,023          $  1,147,334
                                       ------------          ------------
                                       ------------          ------------

NOTE 8 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment at September 30, is summarized as follows:

                                                1995                   1994
                                           -------------         -------------
Land                                       $   6,383,893         $   6,383,893
Construction in progress                       1,421,099               412,712
Buildings and installations                   13,607,768            13,568,100
Plant, machinery and equipment                 7,679,965             6,856,386
Office equipment                                 740,249               735,964
Vehicles                                       3,178,354             2,826,232
Computer equipment                               416,102               366,683
Other equipment                                1,226,844             1,090,118
Hand tools                                        51,782                48,713
Water wells                                       87,496                84,423
Advertising signs and display                    576,626               513,110
Poultry feeding equipment                         70,236                    --
Poultry feeding and transporting
  equipment                                       72,633                    --
Miscellaneous farm equipment                      41,287                    --
Machinery in-transit                              53,020                   991
                                           -------------         -------------
                                              35,607,354            32,887,325

  Less, accumulated depreciation            (  6,852,794)         (  6,208,283)
                                           -------------         -------------

    Property, Plant & Equipment - Net      $  28,754,560         $  26,679,042
                                           -------------         -------------
                                           -------------         -------------


NOTE 9 - BANK OVERDRAFT

Bank overdraft for $227,615 in 1994 was duly authorized by the banks.


NOTE 10 - NOTES PAYABLE

Long-term notes payable at September 30, are detailed as follows:

                                                1995                   1994
                                           ------------           -----------
Certificates of Deposit                    $    201,338           $    62,302
Banks                                         2,139,213             3,293,327
Other                                            42,949                50,732
                                           ------------           -----------

    Notes Payable                          $  2,383,500           $ 3,406,361
                                           ------------           -----------
                                           ------------           -----------

Land and buildings, machinery and equipment, and vehicles are pledged as guarantee of notes to banks.


Long-term notes due to banks and others will mature in the following years ending September 30:

                                             1995             1994
                                        ------------     ------------
1997                                    $  1,159,115     $  1,116,129
1998                                         433,253        1,190,966
1999                                         490,365          503,577
2000                                         192,932          416,541
2001 and over                                107,835          179,148
                                        ------------     ------------

                                        $  2,383,500     $  3,406,361
                                        ------------     ------------
                                        ------------     ------------


Short-term notes payable at September 30, are detailed as follows:

                                           1995               1994
                                     --------------     -------------
Certificates of Deposit              $    3,274,901     $   5,135,703
Banks                                     5,790,122         2,482,312
Other                                        94,290           101,752
                                     --------------     -------------

    Notes Payable                    $    9,159,313     $   7,719,767
                                     --------------     -------------
                                     --------------     -------------


As of September 30, 1995 long term notes bear an annual interest of 23.93%, 30.50%, 31.25%, 35.10%, 35.50%, 35.49%, 36.00%, 37.50%, 38.00%, 39.00%, and
40.00%.

As of September 30, 1994 long term notes bear an annual interest of 18%, 22%, 22.18%, 24%, 25.92, 26%, 26.21%, 26.25%, 26.78%, 27%, 27.6%, 28%, 30%,
30.25%, 32%, 32.5%, 33%, 36% and Prime rate plus 0.75%.

NOTE 11 - ACCOUNTS PAYABLE

Accounts payable at September 30, are detailed as follows:

                                            1995                  1994
                                      -------------         -------------
Suppliers                             $   3,167,484         $   2,970,439
Payroll withholdings and taxes              477,669               254,868
Dividends payable                                --               143,197
Other                                        37,046                 6,733
                                      -------------         -------------

    Accounts Payable                  $   3,682,199             3,375,237
                                      -------------         -------------
                                      -------------         -------------

NOTE 12 - CONTINGENT LIABILITIES

Under Costa Rican law, employees not dismissed for misconduct or leaving of their own accord are entitled to severance pay equal to one month's salary of each year of continuous service, up to a maximum of eight months salary. Also, employees that retire under the Costa Rican Social Security System are entitled to the same benefit. It is the Company's policy to accumulate a provision to cover this contingent liability.

The Company does not have damage insurance or a specific self insurance trust for vehicles that are not under lease agreements. Statistical analysis of the cost vs. benefit for vehicle insurance coverage in Costa Rica has shown the cost exceeds the benefits of maintaining coverage. The Company has liability insurance to cover third parties through an umbrella policy starting at $58,153 to a maximum of $1,453,826. Reference also Note 16.

NOTE 13 - PENDING LAWSUITS

As of September 30, 1994 there was a civil responsibility lawsuit arising from a court decision on a criminal charge involving a corporation vehicle with bodily injuries. The plaintiff had estimated such responsibility in U.S.$99,682 but the Court had not accepted such estimate. This lawsuit was ruled in favor of the corporation on the grounds of refusal of incapacity alleged by the plaintiff, for which the case was closed.

The plaintiff has introduced a new lawsuit based on identical terms, as a new process which was notified on November 1, 1995. No adjustments have been made to these financial statements for this case.

NOTE 14 - OTHER INCOME

Other income at September 30, is detailed as follows:

                                               1995                1994
                                          -----------         -----------
Interest                                  $   392,519         $   253,179
Exchange differences                          134,147             153,277
Investment Income                              68,773              53,066
Gain on disposal of operational assets        112,738              25,009
Sales of scrap                                 49,850              14,038
Others                                        435,063             517,394
                                          -----------         -----------

    Other Income                          $ 1,193,090         $ 1,015,963
                                          -----------         -----------
                                          -----------         -----------

NOTE 15 - OTHER EXPENSES

Other expenses at September 30, are detailed as follows:

                                              1995                1994
                                         -------------       -------------
Interest                                 $   2,656,509       $   2,547,098
Exchange differences                           326,992             128,519
Others                                          91,970             141,841
                                         -------------       -------------

    Other Expenses                       $   3,075,471       $   2,817,458
                                         -------------       -------------
                                         -------------       -------------


NOTE 16 - OTHER ASSETS

Other assets at September 30, are detailed as follows:

                                                1995               1994
                                            ----------          ----------
Deposit - Insurance Trust for leased
 vehicles                                   $   81,173          $  374,339
Other Assets                                     8,806                  --
                                            ----------          ----------

    Other Assets                            $   89,979          $  374,339
                                            ----------          ----------
                                            ----------          ----------


Pursuant to the terms negotiated in the Company's operating lease agreements, the Company has established a self-insurance program to cover damage to vehicles under lease. For each lease entered into, the Company establishes a trust account at the inception of the lease. After the first six months of the lease term, the Company makes monthly payments to the trust for the remainder of the lease term. In the event of accidents or major repairs to vehicles under the lease, the Company submits requests for reimbursement, less a deductible, from the trust account. The life of each trust is for the life of the respective lease. At the end of the lease term, the Company is entitled to all remaining funds in the trust. The Company has three trusts established at September 30, 1995, and no claims to date have been filed. The balance of the self-insurance trust accounts were $81,173 and $374,339 at September 30, 1995 and 1994, respectively.

NOTE 17 - OPERATING LEASES

The Company periodically enters into operating leases for vehicles and cooling equipment. At the end of lease terms, the Company has the option to return the equipment or negotiate for the purchase of the equipment. Under the terms of the leases, the Company is required to maintain a self-insurance trust with the lessor bank. An initial deposit must be made with the bank at the inception of the lease to set up the self-insurance trust. After the first six months of the lease, the Company must begin making monthly payments to the trust for the remainder of the lease term.

(Reference also Note 16)

Future minimum lease payments required for the years ended September 30:

          1996        $ 307,734
          1997          307,734
          1998          161,829
          1999              -0-
          2000              -0-

Rental expense amounted to $281,691 and $413,712 for the years ended September 30, 1995 and 1994, respectively.


NOTE 18 - APPROPRIATION OF RETAINED EARNINGS

The management of the Company has appropriated retained earnings as follows:

                                          1995                     1994
                                     --------------           -------------
Titulos de Capital                   $      505,511           $          --
Legal Reserve                               147,578                 143,403

Reference also Note 19


NOTE 19 - PRIOR PERIOD ADJUSTMENT

The retained earnings account has been adjusted to reflect the difference between accrued income taxes and actual income tax expense in the amount of $5,069 at September 30, 1994. The retained earnings account has been adjusted to reflect the difference between the investment and net book value of its wholly owned subsidiary in the amount of $7,216 at September 30, 1995.

NOTE 20 - RELATED PARTY

During the periods ending September 30, 1995 and 1994, the Company was a closely held entity. The Company periodically executes transactions with the shareholders and other individuals and entities who are affiliated due to common control issues. These transactions include loans, sale of poultry products and purchase of other supplies. As of September 30, 1995 and 1994, the following amounts were due to the Company.


                                         1995            1994
                                  -------------   -------------
Notes Receivable                  $   1,850,433   $   1,075,314

Accounts Receivable               $     210,996   $     455,713

                            CORPORACION PIPASA, S.A.
                   Notes to Consolidated Financial Statements
                           September 30, 1995 and 1994
                                   (continued)


NOTE 21 - COMMON AND PREFERRED STOCK

On December 31, 1994, the capital stock of the corporation was modified as follows:

a. Founder's nominal common shares, class "A", does not change, remaining at 2,000,000 shares issued and paid with a par valued of U.S. $7.11 each.

b.   Class "B" nominal common shares, 500,000 shares authorized and issued.

c.   Class "C" preferred shares, 317,831 shares authorized and issued.

d. A new class of preferred shares is authorized for up to U.S. $1,301,914, which refer to 200,000 nominal preferred shares of class "D" of a par value of $6.51 each of which 200,000 authorized and none issued.

On September 21, 1995, as indicated on minute 16 of the Extraordinaly General Assembly, it was accorded to increase the capital of the Corporation in the sum of $505,511 through the issue of 1,500,000 "titulos de capital", common and nominal of a par value of $0.34 each one, which can be issued in certificates of six shares each one. Reference Note 18.

NOTE 22- PREFERRED SHARES DIVIDEND POLICIES

a. Classes "C-A" and "C-B" which are the first, second and fourth issue of the class "C" preferred shares will receive fixed annual dividend of 10% (12% in 1994), payable monthly. The dividend rate could be adjusted by the agreement of the Board of Directors.

b. Class "C-C" which is the third issued of the class "C" preferred shares will receive an annual dividend equal to the Central Bank of Costa Rica interbank rate, adjusted to the rate published at the end of the month, plus two additional points, payable monthly.

c. Class "D" preferred shares will receive a dividend based on the Central Bank of Costa Rica interbank rate plus three additional points and 1% of the net income after taxes and allowances.

NOTE 23- MONETARY UNIT

The monetary unit of the Republic of Costa Rica is the colon (Cent).

The Central Bank of Costa Rica has the legal right to establish and regulate other foreign exchange markets. At the present time the interbank exchange rate published by the Central Bank is used for liquidating exports, imports, and other financial transactions.

                            CORPORACION PIPASA, S.A.
                   Notes to Consolidated Financial Statements
                           September 30, 1995 and 1994
                                   (continued)


After March 2, 1992 the Central Bank of Costa Rica freed the exchange rate and any transaction for the purchase or sale of foreign currency can be conducted at any bank of the National Banking System. The banks participate in the foreign exchange rate, which is published daily.

U.S. dollar denominated assets and liabilities are recorded at the interbank exchange rate.

At September 30, 1995, the interbank exchange rate was (Cent)186.61 and
(Cent)187.62 ((Cent)159.43 and (Cent)160.51 in 1994) for selling and buying U.S. $1.00 respectively.

NOTE 24- TRANSLATION OF THE FINANCIAL STATEMENTS

The financial statements of Corporacion PIPASA, S.A. as of September 30, 1995 and 1994, were translated from Costa Rican colones to U.S. dollars. The generally accepted accounting principles require the translation of the monetary assets and liabilities at the exchange rate in effect at the date of such financial statements, whereas the non-monetary assets and liabilities are translated at the historical rate. Income and expenses are translated at the average exchange rate of the year. Translation gains or losses are included in Stockholders' Equity. As of September 30, 1994 the dividends paid were translated using the rate of exchange in force at the time in which they were paid. For the year ended September 30, 1995 the Corporation changed the procedure to translate the dividends distributed, and these were calculated based on the historical exchange rate of the Stockholders' Equity using the FIFO Method. The change in the dividend translating procedure, originated a difference between the two methods in the amount of $505,817.

                                          CORPORACION PIPASA, S.A.
                             SCHEDULE OF AMOUNTS RECEIVABLE FROM RELATED PARTIES
                                         SEPTEMBER 30, 1995 AND 1994
                                                SCHEDULE I

                                   Balance at                                 Balance at
                                  September 30,                             September 30,
       Related Party                  1994         Additions   Deductions       1995
       -------------              ------------  -------------  -----------  -------------
       Inversiones La Ribera      $    704,773  $   1,235,969  $   544,937  $  1,395,805
       Aero Costa Rica                 120,126         18,316          584       137,858
       Leytor                          359,158         10,148       85,759       283,547
       Other                           346,970         68,023      170,774       244,219
                                  ------------   ------------  -----------  -------------

                                  $  1,531,027  $   1,332,456 $    802,054  $  2,061,429
                                  ------------   ------------  -----------  -------------
                                  ------------   ------------  -----------  -------------


                                           CORPORACION PIPASA, S.A.
                                        PROPERTY, PLANT AND EQUIPMENT
                                             SEPTEMBER 30, 1995
                                                SCHEDULE II


                                          Balance                                                Balance
                                       September 30,   Additions                (A) Other      September 30,
       Classification                       1994         at Cost   Retirements     Changes         1995
       ---------------------           -------------  ----------   -----------  -----------   --------------
       Land                           $   5,967,415 $        --   $       --    $       --   $   5,967,415
       Construction in progress             412,712    1,008,387          --            --       1,421,099
       Buildings and installations       13,568,100       39,668          --            --      13,607,768
       Plant, machinery and equipment     7,592,350      944,191  (   116,327)          --       8,420,214
       Vehicles                           2,826,232      884,333  (   532,211)          --       3,178,354
       Advertising signs and display        513,110      103,009  (    39,493)          --         576,626
       Other equipment                    1,590,928      656,387  (   210,925)  (    16,990)     2,019,400
                                       -------------  ----------   -----------  ------------  --------------
                                      $  32,470,847 $  3,635,975 $(   898,956) $(    16,990) $  35,190,876
                                       -------------  ----------   -----------  ------------  --------------
                                       -------------  ----------   -----------  ------------  --------------

 (A) Corresponds to depreciation of plastic baskets that is directly lowered from the cost of the asset.

                                           CORPORACION PIPASA, S.A.
                                        PROPERTY, PLANT AND EQUIPMENT
                                             SEPTEMBER 30, 1994
                                                SCHEDULE III


                                          Balance                                                Balance
                                       September 30,   Additions                (A) Other      September 30,
       Classification                       1993         at Cost   Retirements     Changes         1994
       ---------------------           -------------  ----------   -----------  -----------   --------------
       Land                           $   5,699,406   $  268,009  $        --   $       --     $ 5,967,415
       Construction in progress              48,811      363,901           --           --         412,712
       Buildings and installations       13,377,512      190,588           --           --      13,568,100
       Plant, machinery and equipment     7,353,511      368,833   (   129,994)         --       7,592,350
       Vehicles                           2,430,750      753,731   (   358,249)         --       2,826,232
       Advertising signs and display        420,792      120,275   (    27,957)         --         513,110
       Other equipment                    1,376,595      266,099   (    51,766)         --       1,590,928
                                       -------------  ----------    -----------  -----------   --------------
                                      $  30,707,377   $2,331,436  $(   567,966)  $      --     $32,470,847
                                       -------------  ----------    -----------  -----------   --------------
                                       -------------  ----------    -----------  -----------   --------------



                                        CORPORACION PIPASA, S.A.
                      ACCUMULATED DEPRECIATION OF PROPERTY, PLANT AND EQUIPMENT
                                          SEPTEMBER 30, 1995
                                             SCHEDULE IV

                                              Additions                        Other Charges
                           Balance at         Charged to                     ----------------         Balance at
                          September 30        Costs and                       (A)          (B)      September 30,
Classification                1994            Expenses      Retirements      Add        Deduct           1995
- --------------------       ------------      ----------     -----------   ---------  ---------   ----------------
Buildings & installations  $  1,676,028      $  166,303     $       --   $   55,939 $(  56,162)    $  1,842,108
Plant, machinery and
  equipment                   2,656,132         490,811     (  105,920)      31,077  (  35,733)       3,036,367
Vehicles                      1,178,237         345,070     (  443,070)       4,082        --         1,084,319
Advertising signs and
  display                       193,522          85,964     (   30,665)         --         --           248,821
Other Equipment                 504,364         187,417     (   50,497)       1,670  (   1,776)         641,178
                           ------------      ----------     -----------   ---------  ---------   ----------------
                           $  6,208,283     $ 1,275,565  $(    630,152) $    92,768  $( 93,671)    $  6,852,793
                           ------------      ----------     -----------   ---------  ---------   ----------------
                           ------------      ----------     -----------   ---------  ---------   ----------------





 (A) Adjustments to the accounts relative to repairs of assets.

 (B) Reclassification of accounts to inventory.

                                       CORPORACION PIPASA, S.A.
                       ACCUMULATED DEPRECIATION OF PROPERTY, PLANT AND EQUIPMENT
                                         SEPTEMBER 30, 1994
                                            SCHEDULE V


                                           Additions                           Other Charges
                           Balance at      Charged to                        ----------------         Balance at
                          September 30,    Costs and                          (A)          (B)      September 30,
Classification                1993         Expenses         Retirements      Add        Deduct           1994
- --------------------       ------------    ----------       -----------   ---------  ---------   ----------------
Buildings & installations $  1,421,298   $   200,342       $       --    $  54,388   $   --      $   1,676,028
Plant, machinery and
  equipment                  2,218,247       504,801        (    97,131)    30.215       --          2,656,132
Vehicles                     1,178,475       316,909        (   321,116)     3,969       --          1,178,237
Advertising signs and
  display                      130,115        81,251        (    17,844)        --       --            193,522
Other Equipment                403,770       139,580        (    40,609)     1,623       --            504,364
                           ------------    ----------      ------------   --------   --------   --------------
                          $  5,351,905   $ 1,242,883       $(   476,700)  $ 90,195   $   --      $   6,208,283
                           ------------    ----------      ------------   --------   --------   --------------
                           ------------    ----------      ------------   --------   --------   --------------



 (A) Adjustments to the accounts relative to repairs of assets.

                                                      CORPORACION PIPASA, S.A.
                                                        SHORT-TERM BORROWINGS
                                                     SEPTEMBER 30, 1995 AND 1994
                                                             SCHEDULE VI

                                                                    Maximum      Average    Weighted
                                                      Weighted       Amount       Amount     Average
                                        Balance       Average     Outstanding  Outstanding   Interest
                                       September 30,  Interest    During the   During the   Rate During
                                         1995           Rate        Period       Period     the Period
                                       ------------   --------  ------------   ----------   -----------
       Certificates of Deposits        $  3,274,901     32.83%  $  3,618,927    3,145,238     32.83%

       Banks                              5,790,122     32.18      6,857,890    5,190,682     32.18%

       Other                                 94,290     21.48        104,195       57,148     21.48%
                                       ------------
                                       $  9,159,313
                                       ------------
                                       ------------




                                                                    Maximum      Average    Weighted
                                                      Weighted       Amount       Amount     Average
                                         Balance      Average    Outstanding  Outstanding   Interest
                                       September 30,  Interest    During the   During the   Rate During
                                           1994         Rate        Period       Period     the Period
                                       ------------    ------   ------------ ------------   -----------
       Certificates of Deposits        $  5,135,703     27.74%  $  3,778,904 $  2,898,628     27.74%

       Banks                              2,482,312     28.00%     4,259,231    1,401,034     28.00%

       Other                                101,752     15.91%        95,961       57,429     15.91%
                                       ------------
                                       $  7,719,767
                                       ------------
                                       ------------


                         QUANTUM LEARNING SYSTEMS, INC.


                         PRO FORMA FINANCIAL STATEMENTS
                               FOR THE YEAR ENDED
                                  JUNE 30, 1995

                         QUANTUM LEARNING SYSTEMS, INC.

                     INDEX TO PRO FORMA FINANCIAL STATEMENTS





                                                                         Page
                                                                      ----------
Independent Auditor's Report .........................                    43

Pro Forma Balance Sheet:
  June 30, 1995 ......................................                  44 - 46

Pro Forma Statement of Operation:
  Year Ended June 30, 1995 ...........................                    47

Notes to the Pro Forma Financial Statements:
  Year Ended June 30, 1995 ..........................                   48 - 51

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors and Shareholders
Quantum Learning Systems, Inc.
Ocala, Florida


We have audited the consolidated balance sheet of Corporacion PIPASA, S.A. as of September 30, 1995 and the related consolidated statements of operations for the years September 30, 1995 and 1994. Our report thereon was dated June 6, 1996. We have audited the consolidated balance sheet of Quantum Learning Systems, Inc. as of June 30, 1995 and the related consolidated statements of operations for the years ended June 30, 1995 and 1994. Our report thereon was dated August 28, 1995. The audit dates of these two sets of financial statements are dated within 90 days of each other and are therefore used in the preparation of the following pro-forma financial statements reflecting a pending transaction between the two Companies. These pro forma financial statements are the responsibility of the Company's management. The pro forma financial information is provided as of June 30, 1995, which corresponds to the last annual reports filed by the registrant, Quantum Learning Systems, Inc. These pro forma financial statements should be reviewed in conjunction with the complete audited financial statements of the individual companies.

The pro forma financial statements reflect the terms of the Agreement and Plan of Reorganization dated April 30, 1996 for Quantum Learning System, Inc. acquisition of Corporacion PIPASA, S.A.

The pro forma financial statements reflect the acquisition of Corporacion PIPASA, S.A. accounted for using the pooling of interests method. The pro forma financial statements also reflect the divestiture of all acquiror operations, including the subsidiary corporations and the real estate division as specified in item 5.j. of the Agreement and Plan of Reorganization.

T. Alan Walls, CPA, P.C.
Johnson City, Tennessee

June 6, 1996


                                                   QUANTUM LEARNING SYSTEMS, INC.
                                                       PRO FORMA BALANCE SHEET
                                                            JUNE 30, 1995

                                            Quantum
                                            Learning         Corporacion
                                          Systems, Inc.         PIPASA                         Pro Forma
                                          June 30, 1995   September 30, 1995  Adjustments       Results
                                         ---------------  ------------------  -----------   ---------------
          ASSETS
          Current:
            Cash and cash equivalents    $           --   $        2,042,399  $        --   $     2,042,399
            Notes receivable                     83,442              112,879      (83,442)          112,879
            Accounts receivable                 178,437            4,222,544     (178,437)        4,222,544
            Inventories, net                         --            5,984,909           --         5,984,909
            Due From Related Parties                 --              210,996           --           210,996
            Prepaid expenses                    539,236              152,289     (539,236)          152,289
                                         ---------------  ------------------  -----------   ---------------
              Total Current Assets              801,115           12,726,016     (801,115)       12,726,016


            Investments - Held to Maturity           --            1,524,023           --         1,524,023
            Property, Plant & Equipment, net    375,158           28,754,560     (375,158)       28,754,560
            Forestry rights                          --              657,961           --           657,961
            Copyrights, trademarks,
               goodwill, net                         --              151,410           --           151,410
            Guarantee deposits                       --              145,872           --           145,872
            Other assets                        215,437               89,979     (215,437)           89,979
            Note receivable                   1,838,885                   --   (1,838,885)               --
            Due From Related Parties                 --            1,850,433           --         1,850,433
                                         ---------------  ------------------  -----------   ---------------
             Total Assets                $    3,230,595   $       45,900,254  $(3,230,595)  $    45,900,254
                                         ---------------  ------------------  -----------   ---------------
                                         ---------------  ------------------  -----------   ---------------

          LIABILITIES AND STOCKHOLDERS' EQUITY
          Current liabilities:
            Notes payable                        13,649            9,159,313      (13,649) $      9,159,313
            Accounts payables                    63,581            3,682,199      (63,581)        3,682,199
            Accrual for Christmas bonus              --              371,800           --           371,800
            Accrual for severance pay                --               63,858           --            63,858
            Accumulated expenses                 86,102              653,022      (86,102)          653,022
            Estimated income tax                 52,763               87,005      (52,763)           87,005
                                         ---------------  ------------------  -----------   ---------------
              Total current liabilities         216,095           14,017,197     (216,095)       14,017,197
            Long term accounts payable               --               14,480           --            14,480
            Long term notes payable              19,852            2,383,500      (19,852)        2,383,500
                                         ---------------  ------------------  -----------   ---------------
              Total long term
                liabilities                      19,852            2,397,980      (19,852)        2,397,980
                                         ---------------  ------------------  -----------   ---------------
              Total Liabilities                 235,947           16,415,177     (235,947)       16,415,177

                           See Notes to Pro Forma Financial Statements

                                                   QUANTUM LEARNING SYSTEMS, INC.
                                                       PRO FORMA BALANCE SHEET
                                                            JUNE 30, 1995


                                           Quantum
                                          Learning          Corporacion
                                        Systems, Inc.          PIPASA                            Pro forma
STOCKHOLDERS' EQUITY:                   June 30, 1995    September 30, 1995     Adjustments       Results
                                        -------------    ------------------     -----------      ----------
Preferred stock - $1.00 par;
  1,000,000 shares authorized; -0-
  outstanding                                      --                    --              --              --

Common stock - $.001 par; 20,000,000
  shares authorized; 4,353,161 and
  4,353,161 outstanding in 1995 and
  1994, respectively                            4,271                    --          25,600          29,871

Common stock, authorized and issued
  2,500,000 shares of $8.40 par
  value each ($7.11 without the
  effect of the capitalization of
  fixed assets revaluation)                        --            17,769,881     (17,769,881)             --

Titulos de Capital, common and
  nominal 1,500,000 certificates of
  a par value of $6.64 each, which
  can be issued in certificates of
  six shares ($0.34 without the
  effect of the capitalization of
  assets revaluation)                              --               505,511              --              --

Preferred  nominal shares class "c"
  186,431 shares issued (113,736 in
  1994) which bear a fixed dividend
  of 10% per year of a par value of
  $6.81 ($6.81 in 1994)                            --             1,151,491       (1,151,491)            --


                See Notes to Pro Forma Financial Statements


                                                   QUANTUM LEARNING SYSTEMS, INC.
                                                       PRO FORMA BALANCE SHEET
                                                            JUNE 30, 1995

                                             Quantum
                                            Learning           Corporacion
                                          Systems, Inc.           PIPASA                            Pro
                                          June 30, 1995     September 30, 1995   Adjustments    Forma Results
                                          -------------     ------------------   -----------    -------------
Preferred nominal shares class "c"
  131,400 shares issued, which bear
  an annual dividend equal to the
  interbank rate published by the
  Central Bank of Costa Rica,
  revisable and adjustable every
  month, plus two additional points,
  of a par value of $6.50 each                    --                853,948           (853,948)               --
Additional paid-in capital                 4,548,043                     --         26,464,829        31,012,872
Appropriation of retained - Legal
  reserve                                         --                518,884           (518,884)               --
Foreign currency translation
 adjustment                                       --                437,498           (437,498)               --
Retained earnings                         (1,437,137)             8,247,864         (8,247,864)       (1,437,137)
Treasury Stock, 107,134 shares
  at cost                                   (120,529)                    --                 --          (120,529)
                                          -------------     ------------------     -----------     -------------
  Total stockholders' equity               2,994,648             29,485,077         (2,994,648)       29,485,077
                                          -------------     ------------------     -----------     -------------
Total liabilities &
  stockholders' equity                   $    3,230,595     $    45,900,254       $ (3,230,595)   $   45,900,254
                                          -------------     ------------------     -----------     -------------
                                          -------------     ------------------     -----------     -------------

                 See Notes to Pro Forma Financial Statements

                                                   QUANTUM LEARNING SYSTEMS, INC.
                                                  PRO FORMA STATEMENT OF OPERATIONS
                                                  FOR THE YEAR ENDED JUNE 30, 1995


                                              Quantum      Corporacion
                                             Learning           PIPASA
                                         Systems, Inc.   September 30,                       Pro Forma
                                         June 30, 1995            1995     Adjustments         Results
                                        -------------    -------------     -----------     ------------
          Net Sales                     $     448,288    $  57,427,536     $  (448,288)      57,427,536
          Less:  Cost of sales                (51,905)     (40,314,961)         51,905     $(40,314,961)
                                        -------------    -------------     -----------     ------------
            Gross profit                      396,383       17,112,575        (396,383)      17,112,575

          Selling, General and
          Administrative                   (1,153,108)     (11,389,226)      1,153,108      (11,389,226)
                                        -------------    -------------     -----------     ------------

          Operating Profit (Loss):           (756,725)       5,723,349         756,725        5,723,349

          Other Income                         98,254        1,193,090         (98,254)       1,193,090
          Other Expenses                      (13,063)      (3,075,471)         13,063       (3,075,471)
                                        -------------    -------------     -----------     ------------

            Net earnings before income
              taxes                          (671,534)       3,840,968         671,534        3,840,968
            Provision for income tax               --         (230,618)             --         (230,618)
                                        -------------    -------------     -----------     ------------
            Net earnings                     (671,534)   $   3,610,350     $   671,534     $  3,610,350
                                        -------------    -------------     -----------     ------------
                                        -------------    -------------     -----------     ------------



                 See Notes to Pro Forma Financial Statements

                         QUANTUM LEARNING SYSTEMS, INC.
                   NOTES TO THE PRO FORMA FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED JUNE 30, 1995


NOTE 1 - DESCRIPTION OF THE TRANSACTION

Quantum Learning System, Inc. entered into an agreement with Corporacion PIPASA, S.A. effective April 30, 1996. The Agreement and Plan of
Reorganization is for Quantum Learning Systems, Inc. Acquisition of Corporacion PIPASA, S.A.

The agreement specifies that Corporacion PIPASA, S.A. and its stockholders agree that all of the issued and outstanding shares of Class A and Class B common stock of acquiree shall be exchanged with Quantum Learning System, Inc. for a total of approximately 25,600,000 shares, in the aggregate, of restricted common stock of acquiror, which in any case shall be at least 82.4%, in the aggregate, of the issued and outstanding common shares of the Company, on a fully diluted basis at the time of the delivery of such shares to the Stockholders, which includes currently outstanding warrants or options to issue approximately 750,000 shares. If, and to the extent that the acquiror receives less than 100% of the common stock of the acquiree, the amount of shares to be issued hereunder to the Stockholders of the acquiree shall be reduced pro-rata.

Quantum Learning Systems, Inc. has three subsidiary corporations which include Cambridge Academy, Sentient, Inc. and Current Concept Seminars, Inc., along with a division which engages in real estate development. As a condition of the Agreement and the underlying acquisition, the acquiror will divest itself of all operations, including the subsidiary corporations and the real estate division, by the delivery date of the common shares.

NOTE 2 - DESCRIPTIONS OF ENTITIES INVOLVED

CORPORACION PIPASA, S.A.:

ORGANIZATION

On January  7, 1991 Akron, S.A. merged with the following  Corporations:
Industrias Derivados de Pollo, S.A. (Indep S.A.), Retisa, S.A., Servicios Multiple PIPASA (Semupi, S.A.), Avicola Chacara, S.A., Concentrados Belen, S.A., Empolladora Belen, S.A., Granja Avicola Monica, S.A., Planta Procesadora de Aves, S.A., Grupo PIPASA, S.A., Productores de Huevo Fertil, S.A. (Prohufe, S.A.) and El Polluelo, S.A. prevailing the name of the Company as Akron, S.A. Sometime afterwards, the articles of incorporation were amended and the Company's name was switched to Corporacion PIPASA, S.A. The Corporation is domiciled in La Ribera district, Belen country Heredia province, Republic of Costa Rica.

Although Corporacion PIPASA, S.A. was formed on January 7, 1991, the necessary legal documents were signed on February 15, 1991. Settlement of the accounts for the merger was taken on January 31, 1991.

The main line of business of the Company is the production and marketing of poultry products.

                         QUANTUM LEARNING SYSTEMS, INC.
                   NOTES TO THE PRO FORMA FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED JUNE 30, 1995
                                   (CONTINUED)


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of Coporacion PIPASA, S.A. and its wholly-owned subsidiary, Ricon de los Toros, S.A. Rincon de los Toros, S.A. is an inactive Company. All significant intercompany transactions and balances have been eliminated.

CASH AND CASH EQUIVALENTS - The Company considers all liquid investments with original maturities of three months or less to be cash equivalents.

DEPRECIATION, MAINTENANCE AND REPAIRS - Depreciation is provided by the straight-line method. Estimated useful lives for depreciation purposes are as follows:

          Buildings                          10-30 years
          Machinery and equipment             5-10 years
          Production equipment                5-10 years
          Furniture and fixtures              5-10 years

Maintenance and repairs which do not prolong the useful life of an asset are expensed as incurred.

AMORTIZATION - Amortization of intangible assets which include copyrights, royalties and goodwill is provided by the straight-line method. Estimated useful lives for amortization purposes are as follows:

          Goodwill                            5-10 years
          Royalties                           5-10 years
          Copyrights                          5-10 years

CAPITALIZED ADVERTISING COSTS - Advertising and re-launching of Company products are capitalized and amortized to expense over one year. Advertising signs are loaned to customers and remain the property of the Company. The signs are capitalized and amortized on the straight-line method over their estimated useful lives. All other forms of advertising are charged to expense as incurred. Advertising expense amounted to $260,534 and $273,166 for the years ended September 30, 1995 and 1994, respectively.

ESTIMATES - Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expenses. Actual results could vary from the estimates that were assumed in preparing the financial statements.

                         QUANTUM LEARNING SYSTEMS, INC.
                   NOTES TO THE PRO FORMA FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED JUNE 30, 1995
                                   (CONTINUED)


MARKETABLE SECURITIES - Held-to-maturity securities are recorded as non-current assets and reclassified to current assets when maturity is within the next year. Available-for-sale securities are either (1)recorded as current assets because they represent an excess of available funds and, even though management has no current plans to dispose of them, it can sell them at any time at its option or (2) classified as current and non-current based on management's plans to dispose of them. Trading securities are classified as current assets.

INVENTORY - Inventory is recorded at the lower of cost or market. Cost is determined using the weighted average method for all inventories.

QUANTUM LEARNING SYSTEMS, INC.:

ORGANIZATION:

On April 15, 1994 the Company authorized the change of its name from CCR, Inc. to Quantum Learning Systems, Inc. (QLS). In addition, the Company authorized the change of its domicile from Utah to Nevada by amendment of its Articles of Incorporation. The Company's primary activity since 1994 has been educational services offered to the public through its three subsidiary corporations, Cambridge Academy, Sentient, Inc. and Current Concept Seminars, Inc.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Preferred Stock - On April 15, 1994 the Company authorized 1,000,000 shares of preferred stock at $1.00 par value to have such classes and preferences as the Board may determine from time to time.

PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of Quantum Learning Systems, Inc. and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

CASH AND CASH EQUIVALENTS - The company considers all liquid investments with original maturities of three months or less to be cash equivalents.

DEPRECIATION, MAINTENANCE, AND REPAIRS - Depreciation is provided by the straight-line method. Estimated useful lives for depreciation purposes are as follows:

        Buildings                                   3 - 20 years
        Machinery and equipment                     3 - 20 years
        Furniture and fixtures                      4 - 15 years

Maintenance and repairs and renewals which do not prolong the useful life of an asset are expensed as incurred.

                         QUANTUM LEARNING SYSTEMS, INC.
                   NOTES TO THE PRO FORMA FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED JUNE 30, 1995
                                   (CONTINUED)


AMORTIZATION - Amortization of intangible assets which include copyrights, royalties and goodwill is provided by the straight-line method. Estimated useful lives for amortization purposes are as follows:

          Goodwill                                5 - 10 years
          Royalties                               5 - 10 years
          Copyrights                             10 - 20 years


CAPITALIZED PRODUCTION COSTS - The Company capitalizes all direct production costs and allocates indirect production costs based on man hours for all internally produced video products.

REVERSE STOCK SPLIT - All common stock share and per share numbers included in the consolidated financial statements and the notes thereto have been adjusted to give retroactive effect to the 10 for 1 and the two 3 for 1 reverse stock splits discussed in Note 8.

EARNINGS PER SHARE - Earnings per share have been computed based upon the weighted average number of shares outstanding during the year of 4,353,161 and 4,198,100 for the years ended June 30, 1995 and 1994, respectively. Common Stock Equivalents in the aggregate do not dilute earnings per share by more than 3%. Therefore, no change is presented. The presentation of fully diluted Earnings Per Share of common stock outstanding in the accompanying statement of operations, includes stock warrants outstanding.

NOTE 3 - PERIODS PRESENTED

The pro forma balance sheet is presented as of June 30, 1995, the end of the most recent period for which a consolidated balance sheet of the registrant has been filed. The pro forma income statements are presented for the years ended June 30, 1995 and 1994, in accordance with the Securities and Exchange requirements for a combination accounted for as a pooling of interests. The fiscal year end of Quantum Learning Systems, Inc. is June 30, and the fiscal year end of Corporacion PIPASA, S.A. is September 30. The fiscal year ends of each Company are used for purposes of these pro forma financial statements since the fiscal year ends are within a 93 day period.

NOTE 4 - ADJUSTMENTS

A pro forma adjustment has been made to reflect the issuance of 25,600,000 shares of common stock by the registrant pursuant to the Agreement and Plan of Reorganization dated April 30, 1996 between Quantum Learning Systems, Inc. and Corporacion PIPASA, S.A. The pro forma adjustements also reflect the divestiture of all acquiror operations, including the subsidiary corporations and the real estate division as specified in item 5.j. of the Agreement and Plan of Reorganization.

                           CORPORACION PIPASA, S.A.
                         INTERIM FINANCIAL STATEMENTS
                            MARCH 31, 1996 AND 1995


                                      INDEX



                                                                        Page No.

PART I.

Item 1. Financial Information

     Consolidated Balance Sheets March 31, 1996
        and September 30, 1995 ............................              53 - 54

     Consolidated Statement of Earnings
        Three Months Ended March 31, 1996 and 1995
        and Six Months Ended March 31, 1996 and 1995 ......                55

     Consolidated Statement of Cash Flow Six Months
        Ended March 31, 1996 and 1995 .....................                56

     Notes to Interim Financial Statements ................              57 - 58

                             CORPORACION PIPASA, S.A.
                                  BALANCE SHEETS
                      MARCH 31, 1996 AND SEPTEMBER 30, 1995



                                                 (Unaudited)           Audited
     ASSETS                                       March 31,        September 30,
                                                     1996                1995
                                            ----------------     ---------------
     Current Assets:
       Cash and Cash equivalents            $      1,900,049     $     2,042,399
       Investments                                 1,220,600                  --
       Notes receivable                            2,031,684             112,879
       Accounts receivable, net                    5,355,282           4,222,544
       Inventories, net                            7,764,125           5,984,909
       Due from related parties                           --             210,996
       Prepaid expenses                              183,799             152,289
                                            ----------------     ---------------
        Total current assets                      18,455,539          12,726,016

     Long term investments                         1,936,153           1,524,023
     Property, Plant and equipment, net           28,118,838          28,754,560
     Forestry rights                                 704,046             657,961
     Copyrights, trademarks, goodwill,               114,618             151,410
     net
     Guarantee deposits                               22,971             145,872
     Due from related parties                             --           1,850,433
     Other assets                                    137,590              89,979
                                            ----------------     ---------------
        Total assets                         $    49,489,755     $    45,900,254
                                            ----------------     ---------------
                                            ----------------     ---------------

     LIABILITIES AND STOCKHOLDERS'
       EQUITY

     Current Liabilities:
       Bank overdrafts                       $       610,602     $            --
       Notes payable                              10,844,399           9,159,313
       Accounts payables                           2,406,192           3,682,199
       Accrual for Christmas bonus                   212,239             371,800
       Accrual for severance pay                      38,412              63,858
       Estimated income tax                               --              87,005
       Accumulated expenses                        1,235,444             653,022
                                            ----------------     ---------------
        Total current liabilities                 15,347,288          14,017,197

     Long term liabilities:
       Long term accounts payable                         --              14,480
       Long term notes payable                     3,200,079           2,383,500
                                            ----------------     ---------------
        Total liabilities                         18,547,367          16,415,177

                          CORPORACION PIPASA, S.A.
                               BALANCE SHEET
                   MARCH 31, 1996 AND SEPTEMBER 30, 1995
                                (CONTINUED)


     STOCKHOLDERS' EQUITY:                         1996                1995
                                             ---------------    ---------------
     Common stock, authorized and issued
     2,500,000 shares of $8.40 par value
     each ($7.11 without the effect of
     the capitalization of fixed assets
     revaluation)                            $    17,769,881    $    17,769,881

     Titulos de Capital, common and
     nominal 1,500,000 certificates of par
     value of $6.64 each, which can be issued
     in certificates of six shares                   505,511            505,511

     Preferred nominal shares class "c"
     186,431 shares issued which bear a
     fixed dividend of 10% per year of a
     par value of $6.18 each                       1,151,491          1,151,491

     Preferred nominal shares class "c"
     131,400 shares issued, which bear
     an annual dividend equal to the
     interbank rate published by the
     Central Bank of Costa Rica,
     revisable and adjustable every
     month, plus two additional points,
     of a par value of $6.50 each                    853,948            853,948


     Appropriation of retained earnings
     -- Legal reserve                                 518,884            518,884
     Foreign currency translation                         --            437,498
     Retained earnings                            10,142,673          8,247,864
                                             ---------------    ---------------
        Total stockholders' equity                30,942,388         29,485,077
                                             ---------------    ---------------
     Total liabilities and stockholders'
        equity                               $    49,489,755     $   45,900,254
                                             ---------------    ---------------
                                             ---------------    ---------------

                                   CORPORACION PIPASA, S.A.
                              CONSOLIDATED STATEMENT OF EARNINGS
                                        (UNAUDITED)


                                    Six Months Ended        Three Months Ended
                                         March 31,               March 31,
                                    1996          1995          1996         1995
                                ------------  ------------  ------------  ------------
     Net Sales                  $ 31,258,945  $ 29,478,045  $ 15,034,877  $ 14,084,517
     Cost of Sales               (22,569,168)  (20,721,640)  (10,962,400)   (9,985,493)
                                ------------  ------------  ------------  ------------
        Gross Profit               8,689,777     8,756,405     4,072,477     4,099,024

     Operating Expenses:
       Selling                    (3,237,235)   (3,150,751)   (1,612,203)   (1,653,767)
       Export                        (72,395)      (73,519)      (39,179)      (43,137)
       General Administrative     (2,122,779)   (2,140,532)   (1,036,984)   (1,087,257)
                                ------------  ------------  ------------  ------------
       Total Operating Expenses   (5,432,409)   (5,364,802)   (2,688,366)   (2,784,161)
                                ------------  ------------  ------------  ------------
     Operating Profit              3,257,368     3,391,603     1,384,111     1,314,863
     Other Income                    546,692       466,977       222,727       229,646
     Foreign Currency
       Translation Gain               77,645       102,633        77,645       102,633
     Other Expenses               (1,884,581)   (1,549,285)     (862,988)     (806,560)
                                ------------  ------------  ------------  ------------
       Net Earnings Before
         Income Taxes              1,997,124     2,411,928       821,495       840,582

     Provision for Income Tax            --           --            --            --
                                ------------  ------------  ------------  ------------
     Net Earnings               $  1,997,124  $  2,411,928  $    821,495  $    840,582
                                ------------  ------------  ------------  ------------
                                ------------  ------------  ------------  ------------

                          CORPORACION PIPASA, S.A.
                           STATEMENT OF CASH FLOWS
                                  (UNAUDITED)
                           FOR THE SIX MONTHS ENDED
                            MARCH 31, 1996 AND 1995

                                                          1996         1995
                                                      ------------  ------------
 CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings for the year                           $  1,997,124  $  2,411,928
  Adjustments to reconcile net earnings to
    cash provided by operating activities:
     Depreciation and amortization                         635,722       644,511
     (Increase) decrease in:
       Accounts receivable                              (1,132,738)     (539,945)
       Inventories                                      (1,779,216)      937,122
       Other assets                                        (47,611)       79,897
       Prepaid expenses                                    (31,510)      114,261
     Increase (decrease) in:
       Accounts payable                                 (1,290,487)     (811,542)
       Accrued expenses                                    582,422       383,859
       Estimated income taxes                               87,005       (23,531)
       Accrual for Christmas Bonus                        (159,561)     (258,160)
       Accrual for severance pay                           (25,446)      (86,256)
                                                     -------------   -----------
  Net cash provided by operating activities             (1,164,296)    2,852,144

 CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                         --      (1,797,818)
   Investments -- Net change                             (1,632,730)      301,876
   Loans to shareholders                                  (895,671)     (595,807)
   Collection of loans to shareholders                     791,260       990,142
   Advances on notes receivable                           (328,682)      (97,678)
   Collection of notes receivable                           32,935       458,960
   Forestry rights                                         (46,085)      (52,692)
   Copyrights                                               36,792        (8,172)
   Deposits                                                 22,971       (20,273)
   Translation adjustment                                  409,431       325,270
                                                     -------------   -----------
  Net cash (used) by investing activities               (1,609,779)     (496,192)

 CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from notes payable                          15,112,663     6,860,091
   Principal payments on long-term debt and
     notes payable                                     (11,761,673)   (7,875,412)
   Dividends paid                                         (590,142)     (268,395)
   Bank overdrafts                                         610,602       488,971
   Translation adjustment                                 (739,725)     (782,300)
                                                     -------------   -----------
  Net cash (used) by financing activities                2,631,725    (1,577,445)

 Net increase (decrease) in cash                          (142,350)      778,507

 Cash balance, at the beginning of the period            2,042,399     1,387,508
                                                     -------------   -----------

 Cash balance, at the end of the period                  1,900,049     2,166,015

 SUPPLEMENTARY INFORMATION:
   Interest Paid                                     $   1,399,314   $ 1,277,713
   Taxes Paid                                        $     145,139   $    98,533
                                                     -------------   -----------

                          CORPORACION PIPASA, S.A.
                           MARCH 31, 1996 AND 1995
                   NOTES TO INTERIM FINANCIAL STATEMENTS
                                 (UNAUDITED)



NOTE 1 -- MANAGEMENT REPRESENTATION
- -----------------------------------

     The accompanying unaudited interim consolidated financial statements have been prepared in accordance with the instructions to form 10-QSB and does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for any interim period are not necessarily indicative of the results for the year. These statements should be read in conjunction with the financial statements and related notes included in the Company's annual report as of September 30, 1995 and 1994.

                             CORPORACION PIPASA, S.A.
                              MARCH 31, 1996 AND 1995
                        NOTES TO INTERIM FINANCIAL STATEMENTS
                                   (UNAUDITED)


          NOTE 2 -- SUMMARY FINANCIAL INFORMATION
          ---------------------------------------

                                                                   March 31,
          NOTES RECEIVABLE                                            1996
                                                               -------------
          Notes receivable to consist of:
            Commercial                                         $      69,285
            Shareholders                                           1,576,057
            Others                                                   386,342
                                                               -------------
                                                               $   2,031,684
                                                               -------------
                                                               -------------

          ACCOUNT RECEIVABLE

          Accounts receivable consist of:
            Commercial                                         $   4,885,409
            Officer and employees                                    355,899
            Other                                                    275,315
            Allowance for doubtful accounts                     (    161,341)
                                                               -------------
                                                               $   5,355,282
                                                               -------------
                                                               -------------
          INVENTORIES

          Inventories consist of:
            Finished products                                   $  1,234,304
            Production poultry                                     3,075,242
            Materials and supplies                                 1,047,857
            Raw Materials                                          1,213,186
            In-Transit                                             1,644,517
            Others                                                       885
            Allowances for renewal of production poultry        (    451,866)
                                                               -------------
                                                               $   7,764,125
                                                               -------------
                                                               -------------
          LONG-TERM INVESTMENTS

          Long-term investments at cost are detailed as
            follows:
            Rincon de los Toros, S.A. (100% ownership)          $    407,424
            Cerveceria Americana, S.A. (9% ownership)              1,162,064
            Lineas Aereas Costarricense, S.A.                          1,263
            Club Campestre Espanol                                     2,173
            Certificates of deposit, Corporacion Privada of
              Inversiones de Centroamerica, S.A.                      75,316
            Hotel Fiesta de Playa Shares                              33,557
            Certificates of deposit                                   12,515
            Others                                                     1,195
                                                               -------------
                                                               $   1,695,507
                                                               -------------
                                                               -------------

CLOSING OF THE TRANSACTION.

    The transaction was closed on April 30, 1996, with the approval of the Boards of Directors of both the Company and Pipasa. The Board of the Company has submitted this transaction to the shareholders of the Company for ratification and approval, which includes the authorization of a total of 60,000,000 common shares and the change of the name of the Company. The management of Pipasa will take over the Company immediately after the approval by the shareholders and all shares will be exchanged under the terms of the transaction.

VOTES REQUIRED.

    The Board of Directors of the Company is proposing that the shareholders of the Company ratify and approve the transaction which closed on April 30, 1996. This vote must be approved by the affirmative vote of the record holders of a majority of the outstanding shares of the Company's Common Stock. All shareholders of record as of July 1, 1996, which does not include the new shareholders from the acquisition, will be authorized to vote. The Acquisition has been approved by the holders of approximately 65% of the outstanding capital shares of Pipasa.

BOARD OF DIRECTOR RECOMMENDATIONS.

   The Board of Directors of the Company has unanimously approved the Agreement, and believes that the Acquisition is in the best interests of the Company's shareholders and unanimously recommends that the shareholders vote to ratify and approve the Acquisition.

              INCREASE IN AUTHORIZED COMMON SHARES

    The Company proposes to amend its Articles of Incorporation to authorize the issuance of up to 60,000,000 Common Shares, all with $0.001 par value. This amendment is required to have enough shares available to exchange shares with the shareholders of Pipasa under the definitive agreement of April 30, 1996.

    The present Articles of Incorporation of the Company only provide for the issuance of up to 20,000,000 Common Shares. No specific classes or preferences of the Common Shares are authorized nor are any contemplated by this proposed amendment. All newly authorized Common Shares will be of the same class as the present Common Shares. This Amendment will have no effect on the number of authorized Preferred Shares, which will remain the same under the Company's Articles of Incorporation. The issuance of these Common Shares could be used as an anti-takeover measure and could have the effect of preventing those who will not control the Company after the acquisition of Pipasa from mounting an effort to do so. Although the issuance of Common Shares could be used for this purpose, this is not the intention of the Company in proposing the authorization of Common Shares.

    At the present time, the Company's primary purpose to authorize the increase in the number of Common Shares is to fulfill the contractual requirement to issue up to 25,600,000 Common Shares for up to 100% of the capital stock of Pipasa. However, as the Company expands, there will be need for additional capital, and the management of the Company believes that it is in the best interests of the Company and its shareholders to have the option to issue additional Common Shares as an added avenue to raise capital. The Company has an ongoing need for additional capital and wants to have as much flexibility as possible in creating programs for raising such capital. The Company's management believes that the additional Common Shares will be an important step in developing that flexibility. This is an added but only secondary reason for the proposal to authorize an increase in the number of Common Shares to 60,000,000 shares. This resolution requires the affirmative vote of a majority of the issued and outstanding shares of the Company. The Board of Directors recommends that shareholders vote FOR the resolution.

               CHANGE OF THE NAME OF THE COMPANY

    The Company seeks to change its name to Costa Rica International, Inc., or some similar derivation thereof. The Company seeks the name change to better emphasize its future business focus. As presently structured, the Company is involved in several activities, none of which will be continued within the present Company if the acquisition of Pipasa is approved by the shareholders. The Company believes that its principal revenue and profit growth for the foreseeable future will be in the Pipasa subsidiary and, consequently, in Costa Rican operations. It is, therefore, the Company's intention to emphasize this location of its business focus by utilizing the name Costa Rica International, Inc. This resolution requires the affirmative vote of a majority of the issued and outstanding shares of the Company. The Board of Directors recommends that shareholders vote FOR the resolution.

     RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Company has appointed the Company's present independent public accountants, T. Allan Walls, CPA, for the fiscal year ended June 30, 1996. This appointment will be submitted to the shareholders for ratification at the Meeting.

    The submission of the appointment of T. Allan Walls, CPA is not required by law or the bylaws of the Company. The Board of Directors is nevertheless submitting it to the shareholders to ascertain their views. If the shareholders do not ratify the appointment, the selection of other independent public accountants will be considered by the Board of Directors. To be adopted, the resolution requires the affirmative vote of a majority of the shares voting at the meeting. The Board of Directors recommends a vote FOR the resolution.

                         OTHER MATTERS

    As of the date of this Proxy Statement, the Company's management has no knowledge of any business, other than previously described herein, which should be presented for consideration at the meeting. In the event that any other business is presented at the meeting, it is intended that the persons named in the enclosed Proxy will have authority to vote such Proxy in accordance with their best judgment on such business.

                     SHAREHOLDER PROPOSALS

    According to Rule 14a-8 under the Securities Exchange Act of 1934, a shareholder may require that certain proposals suggested by shareholders be voted on at a shareholders meeting. Information concerning such proposals must be submitted to the Company for inclusion in its proxy statement. Such proposals for inclusion in the Company's proxy materials relating to the next Annual Meeting of the Company must be received by the Company not later than January 1, 1997.

                 ANNUAL REPORT TO SHAREHOLDERS

    The Company's Annual Report to Shareholders, including financial statements, has been mailed with these materials to all shareholders of record. Any shareholder who has not received a copy of such Annual Report may obtain a copy by writing to the Company. Such Annual Report is not to be treated as part of the proxy solicitation material, nor as having been incorporated by reference.

                    SOLICITATION OF PROXIES

    The cost of solicitation will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of common stock. In addition to solicitation by mail, directors, officers, and regular employees of the Company may solicit Proxies personally or by telegraph or telephone, without additional compensation.

 NOTICE TO BANKS, BROKERS/DEALERS, VOTING TRUSTEES, AND THEIR NOMINEES

     Please advise the Company, in care of its corporate address, whether any other persons are the beneficial owners of the shares of common stock for which Proxies are being solicited from you, and, if so, the number of copies of the Proxy Statement, and other soliciting materials, you wish to receive in order to supply copies to the beneficial owners of shares.

                                 QUANTUM LEARNING SYSTEMS, INC.



                                 By: James K. Isenhour
                                     Chairman

Dated: July 15, 1996

                              1995 ANNUAL REPORT

                                      FOR

                        QUANTUM LEARNING SYSTEMS, INC.

                        Quantum Learning Systems, Inc.
                              1111 SW 17th Street
                              Ocala, Florida 34474

                               -----------------

                               ANNUAL REPORT FOR
                      THE FISCAL YEAR ENDED JUNE 30, 1995

                               -----------------

Dear Shareholders:

     Fiscal 1995 was not an exceptional year for our Company. Revenues and earnings were basically flat. The Company embarked upon a program to complete a major acquisition, As a result, 1996 promises to be a milestone in our Company's history. The acquisition of control of Corporacion Pipasa, S.A., a Costa Rican company (Pipasa), promises to increase the scope, assets, revenues and earnings of our Company beyond our greatest expectations.

     Pipasa was formed in 1969. It has been profitable for a number of years. Pipasa has developed a solid niche in the poultry business in Latin America. By becoming a public company, Pipasa will have a greater access to capital and to the possibility of acquiring similar companies.

     Pipasa has a history of twenty-six years of operations and controls approximately 52% of the poultry market in Costa Rica. It has approximately 2,000 employees. Pipasa has developed such a solid niche in the poultry business that the common phrase is "don't ask for chicken, as for Pipasa."

     This financially sound, forward looking company is the result of years of hard work and dedication by its founder, Mr. Calixto Chaves. As our potential new chairman and Chief Executive Officer, I am convinced that his dedication to excellence and commitment to the future of our Company will have a positive effect on the overall value of our Company, directly benefiting all of the Company's shareholders.

     I believe in the future of our Company. So much so that I plan to remain as a Director once the new management is in place. I feel that we as shareholders can look forward to a very exciting coming fiscal year for our Company.

                                   Very truly yours,


                                   James K. Isenhour
                                   Chairman

                        QUANTUM LEARNING SYSTEMS, INC.


                       GENERAL DEVELOPMENT OF BUSINESS

     QUANTUM LEARNING SYSTEMS, INC. (the "Company"), is a Nevada corporation. The principal business address is 1111 S.W. 17th Street, Ocala, Florida, 34474. Its phone number at this address is (904) 620-8905.

     The Company was incorporated under the laws of the State of Utah on February 6, 1986 under the name CCR, Inc. for the purpose of investing in any and all types of assets, properties, and businesses. The Company completed a public offering in 1987. The offering registered 200,000 Units, with each Unit consisting of one share of Common Stock with a par value of $.001 per share, one "A" Warrant to purchase one share of Common Stock at $3.00 per share initially exercisable any time within six months of the effective date of the Company's Registration Statement, and one "B" Warrant to purchase one share of Common Stock at $4.50 per share exercisable at any time within one year of the effective date of the Company's Registration Statement. The "A" and "B" Warrants expired in February and August, 1993, respectively.

     On June 28, 1990, the Company effected a reverse stock split of the Company's common stock on the basis that each ten shares outstanding were converted into one share. On August 31, 1991, the Board of Directors approved a second reverse stock split where each three shares outstanding were converted into one share. The Board of Directors approved a third reverse stock split, effective December 27, 1993, where each three shares outstanding were converted into one share. With the exception of discussions of historical transactions, which are stated at the actual number of shares involve at that time, all references herein to a given number of common shares will take into account the effect of all reverse splits.

     On November 22, 1988, the Company entered into a Plan and Agreement of Reorganization with W.T. Young Construction Company, Inc., Young Trucking, Inc., C.C. Crane Corp., and all of the shareholders of these three companies. This reorganization closed on November 22, 1988, effective as of October 31, 1988. This reorganization resulted in the Company acquiring all of the issued and outstanding shares of common stock of these three companies in exchange for a total of 2,697,333 shares of common stock of the Company. Under this reorganization acquisition, these three companies became wholly-owned subsidiaries of the Company, which became a holding company. A majority of the assets of C.C. Crane Corp. were sold in 1991 to certain minority owners of the Company. In June, 1994, W.T. Young Construction Company, Inc. and Young Trucking, Inc. were sold to these same minority shareholders of the Company, Messrs. W.T. and Glen Young.

     Effective March 3, 1989, the Company acquired Direct Communications, Inc. ("DCI"), an Oklahoma corporation. DCI obtained a license to market and distribute voice communications technology to colleges and universities throughout the United States. DCI's operations were discontinued and its assets sold by the Company in December, 1992.

     In 1989, the Company's subsidiary, Colortex Industries, Inc., which had completed the acquisition of certain assets and business of O'Ryan Carpets, Inc., declared bankruptcy under Chapter 11 of the Federal Bankruptcy Code. This subsidiary was eventually liquidated under Chapter 7 of the Federal Bankruptcy Code in 1991.

     On October 31, 1991, the Company acquired all of the issued and outstanding common stock of Cambridge Academy, Inc. ("Cambridge") in exchange for 3,625,000 shares of the Company's restricted common stock. Cambridge operates a nationally accredited home study high school.

     On July 1, 1992, the Company entered into an agreement to acquire one hundred percent of the issued and outstanding common stock of Quantum Learning Systems, Inc., a Florida corporation, now known as Sentient, Inc. ("Sentient") in exchange for 3,200,000 shares of the Company's restricted common stock. Sentient develops educational video programs and related systems.

     On August 28, 1992, the Company entered into an agreement to acquire one hundred percent of the issued and outstanding common stock of Current Concept Seminars, Inc. ("CCS") in exchange for 700,000 shares of the Company's restricted common stock. CCS develops and produces educational programs. In March, 1995, the Company reached a settlement to adjust the purchase price to total 115,000 shares.

     On August 31, 1993, the Company entered into an agreement for the acquisition of all of the issued and outstanding shares of Cascade Carpet Mills, Inc., a private Georgia corporation, in exchange for 300,000 restricted common shares of the Company's stock. The acquisition was rescinded, ab initio, by mutual agreement of the parties on June 22, 1994.

     In April, 1994, the Company changed its name to Quantum Learning Systems, Inc. and its state of incorporation from Utah to Nevada.

     Except as otherwise disclosed herein, the Company has not been subject to any bankruptcy, receivership or similar proceeding.

                                  OPERATIONS
     GENERAL

     At the end of fiscal year 1995, the Company had two business segments:
Educational Activities and Real Estate. The Company had discontinued its Voice Communications business segment in December, 1992 and had sold its Construction and Trucking segments in 1994.

     In addition, in June, 1994, the Company entered into a Recision Agreement to rescind, AB INITIO, its 1993 acquisition of Cascade Carpet Mills, Inc., a Georgia corporation. As a part of the Recision Agreement, Ms. Sharon Long, the prior sole stockholder of Cascade Carpet Mills, Inc., returned all common shares of the Company from the acquisition.

     It is the intention of the Company in the foreseeable future to focus on a core business based upon its educational activities. To a secondary and lesser extent, the Company will also be involved in real estate. The Company will continue to look at new acquisitions, but, for the foreseeable future, only in the educational activities and real estate business segments.

     EDUCATIONAL ACTIVITIES SEGMENT

     As of the end of fiscal year 1995, this segment forms the core of the Company's operations. Cambridge Academy, a home-study, private high school, formed the initial basis of the Company's Educational Activities Segment. During fiscal year 1993, the Company acquired two subsidiary companies in the business of developing and marketing educational programs. The first, Sentient, Inc., formerly known as Quantum Learning Systems, Inc., Florida corporation ("Sentient"), is a video production company. The second, Current Concept Systems, Inc. ("CCS"), markets continuing educational programs and regulatory compliance programs to the health care industry.

          Cambridge Academy

     Founded in 1978, Cambridge Academy ("Cambridge") is a tuition based, fully accredited, private high school that utilizes home-study programs to deliver its educational curriculum. Since 1978, Cambridge has enrolled over 15,000 students and currently has an enrollment of approximately 1829 students.

     Cambridge currently offers over forty home study courses in business, mathematics, language arts, science, and social studies. Students enrolled at Cambridge are offered an individually designed education program which is based upon each student's ability and goals. This is a program to provide an educational alternative for persons who, for whatever reason, have not otherwise completed high school. Upon successful completion of the student's program, Cambridge awards a nationally recognized high school diploma to each graduate.

     Cambridge is an accredited member of the Distance Education and Training Council, formerly known as the National Home Study Council; is a member of the College Board; and is included in the American Council on Education's Directory of Accredited Post Secondary Schools. The State of Florida has listed Cambridge as a private high school.

          Sentient, Inc.

     Sentient was formed in 1992 as a Florida corporation. Sentient specializes in multimedia and interactive video technology and video production. It has designed a broad range of knowledge-based products for both consumer and entertainment markets.

     Sentient's primary activity to date is as an in-house video production company which services the Company's proprietary products.

          Current Concept Systems, Inc.

     CCS was formed in 1981 as a Florida corporation. CCS is in the business of developing and presenting continuing education programs. Its primary focus has been the medical and legal profession and regulatory compliance programs for the health care industry on the state and federal level.

     CCS has produced and continues to produce continuing education seminars accredited for medical and legal professionals with the cooperation of faculty members of a number of colleges and universities. CCS is a nationally approved sponsor of Continuing Dental Education Programs by the Academy of General Dentistry and the American Dental Association. CCS's programs have been accredited by the American Academy of Family Physicians, the American Osteopathic Association, the American College of Obstetrics and Gynecology, and the Florida Bar Association, among others.

     CCS has developed a series of educational programs directed at teaching compliance with new Federal Regulations involving the health care industry. CCS's principal programs are the Florida Bio-Medical Waste Management Compliance Program and the OSHA Infection Control Compliance Program. This latter program has been published and nationally distributed by McGraw-Hill Publishing Company.

     CCS is currently working with Sentient to develop several programs for health care providers, including, but not limited to, the development of a series of retraining videos under the Bio-Medical Waste and OSHA compliance programs.

     CCS has also developed relationships with seventeen hotels in the U.S., Mexico, and the Caribbean which offer and administer a two to ten hour independent study program entitled PROFESSIONAL MALPRACTICE AND RISK MANAGEMENT INCLUDING AIDS: THE LEGAL AND ETHICAL ISSUES. The program is presented in a combination video and workbook format. This program is priced according to the hours taken by the doctor or attorney during his or her stay, with the hotels receiving a twenty to twenty-five percent commission for administering the program.

     REAL ESTATE SEGMENT

     In 1994, the Company established a division devoted entirely to real estate development. Its primary business is planned to be the building and management of commercial centers. In the present market, many supermarket and drug store chains are opting for locating in free-standing stores or limited local tenant centers (LLT's) instead of being the key tenant of a shopping mall or larger strip shopping center. It is the plan of the Company to work with these chains to develop such centers. As of June 30, 1995, the Company had no on-going activities. This segment will be secondary to the Company's other activities for the foreseeable future.

     DISCONTINUED OPERATIONS

     The Company entered into an Agreement as of June 30, 1994 to sell two of its subsidiaries, W.T. Young Construction Company and Young Trucking, Inc., to W.T. Young and Glen Young individually. Messrs. W.T. and Glen Young are shareholders of the Company and operating officers of these subsidiaries. The purchase price was $2 Million Dollars for the two companies. The terms of the sale were $200,000 down and a collateralized five year promissory note with annual payments of $150,000, plus interest, in years one and two, $200,000, plus interest, in years three and four, and the balance, plus interest, in year five. With this sale, the Company's Construction and Trucking Segments were discontinued.

     In June, 1995, a dispute developed between the Company and Messrs. W.T. Young and Glen Young as to whether the Youngs had made a timely payment of interest and principal on the $2 Million Dollar obligation owed to the Company. The Youngs had previously provided a promissory note whose terms the Company believes were inconsistent with the terms of the Agreement. Nevertheless, all parties agree that the debt is owed. While the Youngs had made a payment to the Company of $242,710.36 from March, 1995 to July, 1995 there is a dispute as to the application of these funds. In August, 1995, the Youngs brought an action in the State District Court of the 28th Judicial District in Texas seeking a declaratory judgement regarding their liability for this payment. The Company has recently sought to move the action to Federal Court.

     During the past two fiscal years, the contribution to the Company's revenues of each line of business, which has consisted of educational activities and construction activities and trucking rental activities(discontinued after June 30, 1994), was as follows:

                      NET SALES TO UNAFFILIATED CUSTOMERS

                                              Fiscal years ended
                                          1995                  1994
                                       ----------            ----------
Net Sales to unaffiliated
 customers:
   Construction                        $   --                $2,466,959
   Trucking                                --                 1,312,777
   Educational                            431,117               288,683
   Seminar and publication                 17,171               165,168
   Video production                        --                   225,492
                                       ----------            ----------
     Consolidated                      $  448,288            $4,459,079
                                       ----------            ----------

Operating income (loss):
   Construction                        $   --                $  407,453
   Trucking                                --                    92,356
   Educational                            (75,869)              (11,793)
   Seminar and publication                (45,038)               12,116
   Video production                      (193,766)               76,748
   Corporate Income                         7,752                18,468
                                       ----------            ----------
     Consolidated                        (306,921)              595,348

Corporate expenses                       (338,585)             (114,814)
Interest expenses                        (111,183)               (7,241)
Income (loss)                              85,155                24,138
                                       ----------            ----------

Income (loss) from operations
 operations federal income taxes         (671,534)              497,431

Adjustment for discontinued
 operations for 1993:

   Construction                            --                  (407,453)
   Trucking                                --                   (92,356)

Income (loss) from continuing
 operations before federal
 income taxes                          $ (671,534)           $   (2,378)
                                       ----------            ----------

                                              Fiscal years ended
                                          1995                  1994
                                       ----------            ----------
Identifiable assets:
  Construction                         $   --                $   --
  Trucking                                 --                    --
  Educational                             186,186               182,422
  Seminar and publication                  10,518                18,518
  Video Production                        311,285               326,930
  Corporate Assets                         22,489                48,075
                                       ----------            ----------
    Consolidated                       $  538,478            $  575,945
                                       ----------            ----------
Depreciation expense:
  Corporate                            $    6,989            $    4,027
  Construction                             --                    --
  Trucking                                 --                    --
  Educational                              17,218                15,208
  Seminar and publication                   2,024                 1,953
  Video production                         44,469                46,704
                                       ----------            ----------
    Consolidated                       $   70,700            $   67,892

                                          1995                  1994
                                       ----------            ----------

Capital expenditures:
  Corporate                            $    3,406            $   --
  Educational                               3,764                75,031
  Seminar and publication                  --                    --
  Video production                         --                    --
                                       ----------            ----------
    Consolidated                       $    7,170            $   75,031
                                       ----------            ----------

    The Company has contracted with a number of entities, including governmental, on various projects. As a result of the sale of certain of its subsidiaries, the Company now principally contracts with individuals. As of the end of the fiscal year, no single contract, accounted for more than ten percent of the Company's total gross revenues.

    MARKETS

    The marketing of Cambridge is on a national and international basis. The primary means of marketing during the reporting period has been through magazines. In July, 1992, Cambridge began utilizing television commercials and continues to do so on a limited basis.

    Sentient is an in-house operation of the Company and services the Company's proprietary products.

    CCS markets its programs on a national basis through direct mail to the legal and health care profession and through strategic alliances with medical and legal professional associations and various domestic and international hotels. In addition, CCS does limited printed advertising in trade magazines.

    Marketing of properties to be developed by the real estate segment will rely upon professional alliances developed or to be developed by the Company. Such alliances with established real estate professionals will be utilized to find, construct, finance and manage the properties. Individual properties will be sold on a pre-development or constructed basis through investor groups, REIT's, or publicly traded partnerships. No substantial marketing in the real estate segment is expected to take place in the coming fiscal year.

    RAW MATERIALS

    The Company does not use material amounts of raw materials in its business activities.

    CUSTOMERS AND COMPETITION

    The principal customers of Cambridge are individuals who, for whatever reason, have not completed high school and would benefit from a home study and self-paced educational opportunity. Cambridge competes with other high school level operations, both public and private. The market is large and competitive. However, no one entity or groups of entities have gained dominance.

    Competition in CCS's continuing education business is intense. In the health care regulation compliance programs and training business, on the other hand, the market contains numerous small companies looking for a niche and none dominating the market. While the barriers to entry in both businesses are not large, much of the potential success of any company in these business is also based upon its reputation. Therefore, it is imperative for CCR to continue to maintain its reputation of providing high quality educational programs if it is to compete successfully. CCS believes that it currently has a niche in its market in which it can operate profitably in both businesses. However, to successfully compete in the future, CCS must keep current with the changing technologies for the delivery of educational and health care regulation compliance programs and must safeguard its reputation.

    BACKLOG

    Neither Cambridge Academy, CCS nor Sentient normally have a material backlog due to the nature of their activities.

    EMPLOYEES

    At June 30, 1995, Cambridge Academy had 11 full-time employees and 5 part-time employees; CCS had 1 employee; and Sentient had 1 employee.


                               SUBSEQUENT EVENTS

    The Company entered into a definitive agreement to acquire 100% of Corporacion Pipasa, S.A. ("Pipasa"), a Costa Rican private company, in a tax-free exchange. The Company will issue an aggregate of 25,600,000 of its common shares to the shareholders of Pipasa. Initially, the Company will only acquire approximately 65% of Pipasa in exchange for approximately 16,640,000 of its common shares. The remaining approximately 35% of Pipasa is expected to be acquired within the next twelve months. This entire transaction is subject to the approval of the shareholders of the Company, which includes the authorization of sufficient additional common shares to complete the transaction, approval of the resignation of the current officers and directors of the Company and their replacement by new management, the approval of the disposal of all current operations of the Company contemporaneously with the acquisition of Pipasa and in such manner as to estoppel any contingent liability, and the change of the name of the Company to "Costa Rica International Holdings, Inc." or a derivation thereof acceptable to regulatory authorities.

                          PRINCIPAL MARKET OR MARKETS

    The Company's Common Stock has been listed on NASDAQ since May 25, 1990. Market makers and other dealers provide bid and ask quotations of the Company's Common Stock under the symbol "QLSI" for the Common Stock.

    The table below represents the range of high and low bid quotations of the common shares of the Company as reported by NASDAQ during the reporting period herein. The following bid price market quotations represent prices between dealers and do not include retail markup, markdown, or commissions; hence, they may not represent actual transactions.

Fiscal Year ended 1995          High      Low
                                ----      ---
   First Quarter
Common Shares                  $0.625    $0.375

   Second Quarter
Common Shares                  $0.4375   $0.25

   Third Quarter
Common Shares                  $0.3125   $0.25

   Fourth Quarter
Common Shares                  $0.6875   $0.1875

                                High      Low
                                ----      ---
Fiscal Year 1994

   First Quarter
Common Shares                  $1.69     $1.13

   Second Quarter
Common Shares                  $3.63     $1.00

   Third Quarter
Common Shares                  $2.44     $1.50

   Fourth Quarter
Common Shares                  $1.94     $0.56


    APPROXIMATE NUMBER OF HOLDERS OF COMMON STOCK

    As of June 30, 1995, a total of 4,353,161 shares of the Company's Common Stock were outstanding and the number of holders of record of the Company's common stock at that date was approximately 500. However, the Company estimates that it has a significantly greater number of shareholders because a substantial number of the Company's shares are held in nominee names by the Company's market makers.

    DIVIDENDS

    Holders of common stock are entitled to receive such dividends as may be declared by the Company's Board of Directors. No dividends on the common stock were paid by the Company during the periods reported herein nor does the Company anticipate paying dividends in the foreseeable future.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

    RESULTS OF OPERATIONS

    Revenues of the Company, as adjusted to eliminate discontinued operations, decreased from $679,343 in fiscal 1994 to $448,288 in fiscal year 1995, an decrease of approximately 34% over the previous year. The Company experienced its decreased revenues in the last fiscal year over the previous year as a result of the realignment of its business operations and its focus on such realignment. The Company sold its two major revenue generating business segments on June 30, 1994.

    Management expects profitability in its educational segment and believes that significant increases in the revenues of the education segment during the next fiscal year could translate into substantially increased earnings for the Company.

    The Company generated an operating loss of $756,725 in fiscal year 1995, when compared to a loss of $105,333 for fiscal year 1994. The Company recorded a loss from continuing operations of $671,534 for fiscal year 1995, when compared to a loss from continuing operations in fiscal year 1994 of $438,665. The Company's selling, general and administrative expenses increased significantly as a percentage of the Company revenue when compared to the previous year. The increase of general and administrative expenses to $1,153,108 in the fiscal year ended June 30, 1995, as compared to $755,797 in the fiscal year ended June 30, 1994, is primarily due to one time write downs which should not occur on the financial statements in the future. The Company also had significant increases in professional services and travel expenses due to accelerated activity in the legal and travel requirements of the Company.

    LIQUIDITY AND CAPITAL RESOURCES

    At June 30, 1995, cash and cash equivalents was $ 0, compared to $202,287 at June 30, 1994.

    At June 30, 1995, the working capital ratio was 4.0:1 as compared to 7.0:1 at June 30, 1994.

    Historically, the Company has generally relied upon internally generated funds to satisfy working capital requirements and to fund capital expenditures. Management believes that it can continue to fund its obligations and implement the development of its business segments with available cash and internally generated cash flow. The Company does not foresee a major require-ment for capital in the next fiscal year. However, the Company believes that the evolution of its business segments could be realized more rapidly through the use of outside capital and may reconsider its position after it examines the results of the first fiscal quarter of next year. In the event that the Company should require additional capital, it would expect to fund expansion of its business through a combination of public offerings, bank operating lines of credit, and operating profits, if any. The Company does not intend to pay dividends in the foreseeable future.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

    There were no disagreements between the Company and its accountants during the relevant period.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

    The Directors and Executive Officers of the Company, their ages and present positions held in the Company are as follows:

NAME                         AGE        POSITION HELD
- ---------------------        ---        -------------
James K. Isenhour             47        Chief Executive Officer,
                                        Chairman, President
                                        Treasurer and Director

Tanzee Nahas                  43        Secretary and Director

A. Douglas Brown, Jr.         52        Director

Alfred E. Smith, IV           44        Director

    The Company's Directors will serve in such capacity until the next annual meeting of the Company's shareholders and until their successors have been elected and qualified. The officers serve at the discretion of the Company's Directors. James K. Isenhour and Tanzee Nahas are husband and wife. Otherwise, there are no family relationships among the Company's officers and directors, nor are there any arrangements or understanding between any of the directors or officers of the Company or any other person pursuant to which any officer or director was or is to be selected as an officer or director.

JAMES K. ISENHOUR. Mr. Isenhour became a Director, Chairman and Chief Executive Officer of the Company in August of 1991. He was also President from 1991 to 1993. From 1985 to 1994, he was involved with Ram Financial Consultants, Inc., a private corporation which has extensive experience in securities related businesses.

    Mr. Isenhour is one of the founders of Cambridge Academy, currently a wholly-owned subsidiary of the Company. Mr. Isenhour has served on the school's Board of Directors since 1979. He was appointed as President of Cambridge in 1981 and served in this capacity until Tanzee Nahas, his wife and business partner and a Director of the Company, was appointed to fill the position.

    Mr. Isenhour is certified as a master electrician. He started an electrical contracting business at the age of 23. He went on to become a general contractor and developer of multi-family housing. He has been the Chief Executive Officer of Sea Coast Electric, Inc., a private family corporation, since 1981.

TANZEE NAHAS. Ms. Nahas has been a Director of the Company since 1991. In 1993, she was appointed the Secretary of the Company. She is the wife and business partner of the Company's President, James K. Isenhour, and is one of the founders of Cambridge Academy, whose corporation is a wholly-owned subsidiary of the Company. She was appointed Chief Executive Officer of Cambridge Academy in 1985 and served as Director of Student Services from 1984 until 1990, when she assumed the office of Director of Education. As Director of Education, Ms. Nahas oversees the day to day operation of the school and directs the Education Department Staff of licensed and certified teachers in coordinating the development and revision of educational courses and programs.

    Ms. Nahas is a Certified Evaluator of Home Study Schools and serves on the National Home Study Council's Research and Educational Standards Committee. Ms. Nahas was a recipient of the John F. Kennedy Scholastic Achievement Award.

A. DOUGLAS BROWN, JR. Mr. Brown has been a Director of the Company since August, 1991. He is a engineer with Florida Power and Light Corporation, where he has been employed for the past 29 years. Mr. Brown is one the Board of Directors of the Fort Lauderdale, Broward Country Chamber of Commerce, a member of the Westin Chamber of Commerce, one of the Board of Directors of the Westin Rotary Club, the current President of the Opa Locka, Carol City Jaycees and President of the Halftrack Conservation Club of Dade County.

ALFRED E. SMITH, IV. Mr. Smith has been a director of the Company since June 1, 1994. He was a partner of the New York Stock Exchange member firm of Adler, Coleman & Co., Inc. from 1979 to 1994. Since 1994, he has been with CMJ Partners, a New York Stock Exchange member firm. In September, 1994, Adler, Coleman & Co. sold the Adler, Coleman Clearing division to an unaffiliated third party. In February, 1995, the entity which acquired the Adler, Coleman Clearing division filed for bankruptcy protection under Chapter 11.

    Mr. Smith is a member of the Government Relations Committee of the New York Stock Exchange, Director and Secretary of the Alfred Emanuel Smith Memorial Foundation, Chairman of the Cardinal's Committee for the Laity-Wall Street Division, Director of the Center for Hope, a Trustee of St. Vincent's Hospital, and a Trustee of Iona Prep School. He is a member of the New York City Advisory Board of the Enterprise Foundation and the American Association of the Sovereign Military Order of Malta. He has received numerous awards for his charity and humanitarian work. Mr. Smith was educated at Villanova University.

FORM 10-KSB

    A copy of the Form 10-KSB filed with the U.S. Securities and Exchange Commission is available to any shareholder upon written request to:
    Corporate Secretary
    Quantum Learning Systems, Inc.
    1111 SW 17th Street
    Ocala, Florida 34474

SHAREHOLDER INFORMATION
    Corporate Offices:
    1111 SW 17th Street
    Ocala, Florida 34474

     Independent Auditor:
       T. Allan Walls, CPA
       Certified Public Accountants
       Taylor Building
       P.O. Box 1502
       Johnson City, Tennessee 37605

     Transfer Agent:
       OTC Stock Transfer Co.
       P.O. Box 501
       Hicksville, New York 11802

SPECIAL MEETING

    Stockholders of the Company are invited to attend the Special Meeting of the Company in lieu of the Annual Meeting, which will be held at 2525 Coral Way, Third Floor, Miami, Florida 33129, on August 5, 1996, at 10:00 a.m., local time,

    A Proxy Statement will be sent to shareholders of record as of July 1, 1996.

                                     PROXY

                         QUANTUM LEARNING SYSTEMS, INC.
                              1111 SW 17th Street
                             Ocala, Florida  34474

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                        OF QUANTUM LEARNING SYSTEMS,  INC.

     THE UNDERSIGNED hereby appoints and constitutes James K. Isenhour or Tanzee Nahas, and each of them, as his true and lawful agents and proxies, with full power of substitution and revocation in each, to attend, represent and to vote the shares of common stock of the undersigned at the Special Meeting of Shareholders of Quantum Learning Systems, Inc. (the Company) to be held at 2525 Coral Way, Third Floor, Miami, Florida 33129, on August 5, 1996, at 10:00 a.m., local time, and at any adjournment thereof, on all matters coming before said meeting.

     Management recommends a vote FOR items 1, 2, 3, 4, 5, and 6, and SHARES WILL BE SO VOTED UNLESS YOU INDICATE OTHERWISE:

     1.   Approval of the following individuals to serve on the Board of
Directors:

Calixto Chaves Zamora    FOR___    AGAINST___     ABSTAIN___
Oscar Arias Sanchez      FOR___    AGAINST___     ABSTAIN___
Federico Vargas Peralta  FOR___    AGAINST___     ABSTAIN___
Jorge M. Quesada Chaves  FOR___    AGAINST___     ABSTAIN___
Luis J. Lauredo.         FOR___    AGAINST___     ABSTAIN___
Alfred E. Smith, IV      FOR___    AGAINST___     ABSTAIN___
James K. Isenhour        FOR___    AGAINST___     ABSTAIN___

     2. The ratification and approval of the action of the Company's Board of Directors to effect the acquisition of a minimum of 65% and a maximum of 100% of the issued and outstanding shares of Corporacion Pipasa, S.A. and the simultaneous disposition of all present subsidiaries of the Company;

                      FOR___    AGAINST___     ABSTAIN___

     3. Approval to amend the Company's Articles of Incorporation to increase the number of authorized common shares from 20,000,000 shares at $.001 par value to 60,000,000 shares at $.001 par value

                      FOR___    AGAINST___     ABSTAIN___

     4. Approval of the change of the Company's name to Costa Rica International, Inc., or some derivation thereof;

                      FOR___    AGAINST___     ABSTAIN___

     5. The ratification of T. Allan Walls, CPA as the Company's auditors for the fiscal year ended June 30, 1996; and

                      FOR___    AGAINST___     ABSTAIN___

     6. Consideration of any matters which may properly come before the Meeting, or any adjournment thereof. At this time, the Board of Directors is not aware of any other business to come before the Meeting.

                      FOR___    AGAINST___     ABSTAIN___


Dated:_____________________ , 1996

(Printed Name of Shareholder)__________________________________________________

(Signature of Shareholder)_____________________________________________________

     This Proxy Must Be Signed Exactly As Your Name Appears On Your Stock Certificate. Executors, Administrators, Trustees, Etc., Should Give Full Title As Such. If The Signer Is A Corporation, Please Sign Full Corporate Name By Duly Authorized Officer.

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY. THE FAILURE TO CHECK A BLOCK WILL BE TAKEN AS A VOTE FOR THE PROPOSITION.